                                                                   EXHIBIT 10.1


================================================================================


                                MASTER AGREEMENT

                           Dated as of August 29, 2001

                                      among

                         CHOICEPOINT INC., as Guarantor,

                              CHOICEPOINT INC. AND
                             CERTAIN SUBSIDIARIES OF
                                CHOICEPOINT INC.
                     THAT MAY HEREAFTER BECOME PARTY HERETO,
                                   as Lessees,

                   ATLANTIC FINANCIAL GROUP, LTD., as Lessor,

                 CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO,
                                   as Lenders

                                       and

                             SUNTRUST BANK, as Agent


================================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I.             DEFINITIONS; INTERPRETATION.................................................................1

ARTICLE II.            ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                       NATURE OF TRANSACTION.......................................................................2
                       SECTION 2.1           Agreement to Acquire, Construct, Fund and Lease.......................2
                       SECTION 2.2           Fundings of Purchase Price and Construction Costs.....................2
                       SECTION 2.3           Funded Amounts and Interest and Yield Thereon;
                                             Unused Fee............................................................5
                       SECTION 2.4           Lessee Owner for Tax Purposes.........................................6

ARTICLE III.           CONDITIONS PRECEDENT; DOCUMENTS.............................................................7
                       SECTION 3.1           Conditions to the Obligations of the Funding Parties
                                             on each Closing Date..................................................7
                       SECTION 3.2           Additional Conditions for the Initial Closing Date...................11
                       SECTION 3.3           Conditions to the Obligations of Lessee..............................12
                       SECTION 3.4           Conditions to the Obligations of the Funding Parties
                                             on each Funding Date.................................................13
                       SECTION 3.5           Completion Date Conditions...........................................14
                       SECTION 3.6           Addition of Lessees..................................................15

ARTICLE IV.            REPRESENTATIONS............................................................................16
                       SECTION 4.1           Representations of ChoicePoint and other Lessees.....................16
                       SECTION 4.2           Survival of Representations and Effect of Fundings...................24
                       SECTION 4.3           Representations of the Lessor........................................24
                       SECTION 4.4           Representations of each Lender.......................................26

ARTICLE V.             COVENANTS OF CHOICEPOINT AND THE LESSOR....................................................26
                       SECTION 5.1           Affirmative Covenants................................................26
                       SECTION 5.2           Negative Covenants...................................................33
                       SECTION 5.3           Environmental Notices................................................39
                       SECTION 5.4           Environmental Matters................................................39
                       SECTION 5.5           Environmental Release................................................39
                       SECTION 5.6           Further Assurances...................................................39
                       SECTION 5.7           Additional Required Appraisals.......................................39
                       SECTION 5.8           Lessor's Covenants...................................................39

ARTICLE VI.            TRANSFERS BY LESSOR AND LENDERS; DISTRIBUTION OF
                       PAYMENTS AND PROCEEDS......................................................................41

                       SECTION 6.1           Lessor Transfers.....................................................41
                       SECTION 6.2           Lender Transfers.....................................................41
                       SECTION 6.3           Distribution and Application of Rent Payments........................41
                       SECTION 6.4           Distribution and Application of Purchase Payment.....................44
                       SECTION 6.5           Distribution and Application to Funding Party
                                             Balances of Lessee Payment of Recourse
                                             Deficiency Amount Upon Exercise of Remarketing
                                             Option...............................................................44
                       SECTION 6.6           Distribution and Application to Funding Party
                                             Balances of Remarketing Proceeds of Leased
                                             Property.............................................................44
                       SECTION 6.7           Distribution and Application of Payments Received
                                             When an Event of Default Exists or Has Ceased to
                                             Exist Following Rejection of the Lease...............................45
                       SECTION 6.8           Distribution of Other Payments.......................................46
                       SECTION 6.9           Timing of Agent Distributions........................................46
                       SECTION 6.10          Release of Leased Properties.........................................47

ARTICLE VII.           INDEMNIFICATION............................................................................47
                       SECTION 7.1           General Indemnification..............................................47
                       SECTION 7.2           Environmental Indemnity..............................................49
                       SECTION 7.3           Proceedings in Respect of Claims.....................................51
                       SECTION 7.4           General Tax Indemnity................................................53
                       SECTION 7.5           Increased Costs, etc.................................................59
                       SECTION 7.6           End of Term Indemnity................................................63

ARTICLE VIII.          MISCELLANEOUS..............................................................................64
                       SECTION 8.1           Survival of Agreements...............................................64
                       SECTION 8.2           Documentary Conventions..............................................64
                       SECTION 8.3           Expenses.............................................................64
                       SECTION 8.4           Liabilities of the Funding Parties: Sharing of
                                             Payments.............................................................64
                       SECTION 8.5           Liabilities of the Agent.............................................64
                       SECTION 8.6           Changes in GAAP......................................................64

APPENDIX A                 Definitions and Interpretation

                                    SCHEDULES

SCHEDULE 2.2           Commitments
SCHEDULE 4.1(l)        Subsidiaries
SCHEDULE 4.1(u)        Indebtedness
SCHEDULE 4.1(w)        Environmental Matters

                                    EXHIBITS

EXHIBIT A         Form of Funding Request
EXHIBIT B         Form of Assignment of Lease and Rents
EXHIBIT C         Form of Security Agreement and Assignment
EXHIBIT D-1       Form of Mortgage
EXHIBIT D-2       Form of Deed of Trust
EXHIBIT E         Form of Joinder Agreement
EXHIBIT F         Form of Assignment and Acceptance Agreement
EXHIBIT G         Forms of Opinions of Counsel
EXHIBIT H         Form of Certification of Construction Completion
EXHIBIT I         Form of Payment Date Notice

                                MASTER AGREEMENT

         THIS MASTER AGREEMENT, dated as of August 29, 2001 (as it may be amended or modified from time to time in accordance with the provisions hereof, this "Master Agreement"), is among CHOICEPOINT INC., a Georgia corporation ("ChoicePoint" or "Guarantor"), ChoicePoint and certain Subsidiaries of ChoicePoint that may hereafter become parties hereto as lessees pursuant to
Section 3.6 (individually, together with ChoicePoint in its capacity as a lessee, a "Lessee" and collectively the "Lessees"), as Lessees, ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "Lessor"), certain financial institutions parties hereto as lenders (together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "Lenders" and individually as a "Lender"), and SUNTRUST BANK, a Georgia state banking corporation, as agent for the Lenders (in such capacity, the "Agent").

                              PRELIMINARY STATEMENT

         In accordance with the terms and provisions of this Master Agreement, the Lease, the Loan Agreement and the other Operative Documents, (i) the Lessor contemplates acquiring Land and, in certain cases, the Buildings on such Land identified by ChoicePoint from time to time, and leasing such Land and Buildings thereon to a Lessee, (ii) ChoicePoint, as Construction Agent for the Lessor, wishes, in certain instances, to arrange for the construction of Buildings on Land for the Lessor and, when completed, the related Lessee wishes to lease such Buildings from the Lessor as part of the Leased Properties under the Lease,
(iii) ChoicePoint, in carrying out its duties as agent, wishes to obtain from Lessor, and the Lessor is willing to provide, funding for the acquisition of the Land and Buildings, or, in certain instances, the construction of Buildings, and
(iv) the Lessor wishes to obtain, and Lenders are willing to provide, from time to time, financing of a portion of the funding of the acquisition of the Land and Buildings and, if applicable, the construction of the Buildings.

         In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Master Agreement.

                                   ARTICLE II.
                 ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                              NATURE OF TRANSACTION

         SECTION 2.1       Agreement to Acquire, Construct, Fund and Lease.

                  (a) Land. Subject to the terms and conditions of this Master Agreement, with respect to each parcel of Land identified by ChoicePoint, on the related Closing Date (i) the Lessor agrees to acquire such interest in the related Land, and any Building thereon, from the applicable Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the applicable Purchase Agreement or to lease such interest in the related Land, and any Building thereon, from the applicable Ground Lessor as is leased to the Lessor pursuant to the applicable Ground Lease, (ii) the Lessor hereby agrees to lease, or sublease, as the case may be, such Land and any Building thereon to the related Lessee pursuant to the Lease, and (iii) the related Lessee hereby agrees to lease, or sublease, as the case may be, such Land, and any Building thereon, from the Lessor pursuant to the Lease. With respect to each IDB Property, (i) the applicable Authority may acquire such interest in the related Land from the applicable Seller as is transferred, sold, assigned and conveyed to the Authority pursuant to the applicable Purchase Agreement, (ii) the applicable Authority will lease such Land to the Lessor pursuant to the related IDB Lease, and (iii) the related Lessee hereby agrees to sublease such Land from the Lessor pursuant to the Lease (it being understood that any reference in the Operative Documents to the lease by a Lessee of an IDB Property shall be deemed to refer to the sublease thereof pursuant to the Lease, if title to such IDB Property is held by the related Authority).

                  (b) Building. With respect to each parcel of Land on which a Building is to be constructed, subject to the terms and conditions of this Master Agreement, from and after the Closing Date relating to such Land (i) the Construction Agent agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on such Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Lenders and the Lessor agree to fund the Construction Costs with respect to such Building, (iii) the Lessor shall lease, or sublease, as the case may be, such Building as part of such Leased Property to the related Lessee pursuant to the Lease, and (iv) the related Lessee shall lease, or sublease, as the case may be, such Building from the Lessor pursuant to the Lease.

         SECTION 2.2       Fundings of Purchase Price and Construction Costs.

                  (a) Initial Funding and Payment of Purchase Price for Land and Development Costs on Closing Date. Subject to the terms and conditions of this Master Agreement, on the Closing Date for any Land, and any Building thereon, each Lender shall make available, or arrange to make available, to the Lessor its initial Loan with respect to such Land, and any Building thereon, in an amount equal to the product of such Lender's Commitment Percentage times the purchase price or the ground rent for such Land, and any Building thereon, and the

Construction Costs incurred by the Construction Agent, as agent, through such Closing Date, which funds the Lessor shall use, together with the Lessor's own funds in an amount equal to the product of the Lessor's Commitment Percentage times the purchase price or ground rent for the related Land and any Building thereon, and the Construction Costs incurred by the Construction Agent, as agent for the Lessor, through such Closing Date, to purchase such Land, and any Building thereon, from the applicable Seller pursuant to the applicable Purchase Agreement or lease the Land and any Building thereon from the applicable Ground Lessor pursuant to the applicable Ground Lease, as the case may be, and to pay the amount of such Construction Costs, and the Lessor shall lease, or sublease, as the case may be, such Land to the related Lessee pursuant to the Lease.

                  (b) Subsequent Fundings and Payments of Construction Costs during Construction Term. Subject to the terms and conditions of this Master Agreement, if a Building is to be constructed on Land, on each Funding Date following the Closing Date for each such parcel of Land until the related Construction Term Expiration Date, (i) each Lender shall make available, or arrange to make available, to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date, which funds the Lessor hereby directs each Lender to pay over, or cause to be paid over, to the Agent, for distribution to the Construction Agent, as agent for the Lessor, as set forth in paragraph (d), and (ii) the Lessor shall pay over to the Agent, for distribution to the Construction Agent, as agent for the Lessor, its own funds (which shall constitute a part of, and an increase in, the Lessor's Invested Amount with respect to such Leased Property) in an amount equal to the product of the Lessor's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date.

                  (c) Aggregate Limits on Funded Amounts. The aggregate amount that the Funding Parties shall be committed to provide, or cause to be provided, as Funded Amounts under this Master Agreement and the Loan Agreement shall not exceed (x) with respect to each Leased Property, the costs of purchase (or ground lease, as the case may be) of such Leased Property and the related Construction Costs, or (y) $52,200,000 in the aggregate for all Leased Properties. The aggregate amount that any Funding Party shall be committed to fund, or cause to be funded, under this Master Agreement and the Loan Agreement shall not exceed the lesser of (i) such Funding Party's Commitment and (ii) such Funding Party's Commitment Percentage of the aggregate Fundings requested under this Master Agreement.

                  (d) Notice, Time and Place of Fundings. With respect to each Funding, a Lessee or the Construction Agent, as the case may be, shall give the Lessor and the Agent an irrevocable prior telephone (followed within one Business Day with written) or written notice not later than 11:00 a.m., Atlanta, Georgia time, at least three Business Days prior to the proposed Closing Date or other Funding Date, as the case may be, pursuant, in each case, to a Funding Request in the form of Exhibit A (a "Funding Request"), specifying the Closing Date or subsequent Funding Date, as the case may be, the amount of Funding requested, the Leased

Property to which such Funding relates, whether such Funding shall be a LIBOR Advance or a Base Rate Advance or a combination thereof and the Rent Period(s) therefor. All documents and instruments required to be delivered on such Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor, the Construction Agent and the Agent. Each Funding shall occur on a Business Day and shall be in an amount equal to $250,000 or an integral multiple of $25,000 in excess thereof, with the exception of the final draw, which may be for such lesser amount as may be due and owing to fund the balance of the Construction Costs for the related Leased Property. All remittances made by, or caused to be made by, any Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to or, as is directed by, the Construction Agent, with receipt by the Construction Agent not later than 1:00 p.m., Atlanta, Georgia time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in Section 3; such funds shall (1) in the case of the initial Funding on a Closing Date, be used to pay the purchase price to the applicable Seller, or ground rent to the applicable Ground Lessor, for the related Land and any Building thereon and pay Construction Costs related to such Land, and (2) in the case of each subsequent Funding be paid to the Construction Agent, as agent for the Lessor, for the payment or reimbursement of Construction Costs incurred through such Funding Date and not previously paid or reimbursed.

                  (e) Lessee's Deemed Representation for Each Funding. Each Funding Request by a Lessee or the Construction Agent shall be deemed a reaffirmation of each Lessee's indemnity obligations in favor of the Indemnitees under the Operative Documents and a representation and warranty to the Lessor, the Agent and the Lenders that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents amounts owing in respect of the purchase price or ground rent of the related Land, and any Building thereon, and Construction Costs in respect of the Leased Property (in the case of the initial Funding on a Closing Date) or amounts that are then due to third parties in respect of the Construction, or amounts paid by the Construction Agent, as agent for the Lessor, to third parties which the Construction Agent has not previously been reimbursed by a Funding (in the case of any Funding), (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations and warranties of the Guarantor and each Lessee set forth in Section 4.1 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (f) Not Joint Obligations. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, each Lender's and the Lessor's commitments shall be several, and not joint. In no event shall any Funding Party be obligated to fund, or cause to be funded, an amount in excess of such Funding Party's Commitment Percentage of any Funding, or to fund, or cause to be funded, amounts in the aggregate in excess of such Funding Party's Commitment.

                  (g) Non-Pro Rata Fundings. Notwithstanding anything to the contrary set forth in this Master Agreement, but subject to Section 2.2(f) above, at the Agent's option, Fundings may be made by drawing on the Lessor's Commitment until such Commitment is fully funded before drawing on the Lenders' Commitments. In such event, when the Lessor's Commitment is fully funded, the Lenders will fund, or cause to be funded, on a pro rata basis as among themselves, 100% of the amount of the Fundings thereafter, provided that, in no event will the Lessor's Invested Amount be less than 3.5% of the aggregate Funded Amounts.

         SECTION 2.3       Funded Amounts and Interest and Yield Thereon; Unused
Fee.

                  (a) The Lessor's Invested Amount for any Leased Property outstanding from time to time shall accrue yield ("Yield") at the Lessor Rate, computed using the actual number of days elapsed and a 360 day year. If all or a portion of the principal amount of or Yield on the Lessor's Invested Amounts shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, to the maximum extent permitted by law, accrue Yield at the Overdue Rate, from the date of nonpayment until paid in full (both before and after judgment).

                  (b) Each Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Loan Agreement.

                  (c) During the Construction Term, in lieu of the payment of accrued interest, on each Payment Date, each Lender's Funded Amount in respect of a Construction Land Interest shall automatically be increased by the amount of interest accrued and unpaid on the related Loans pursuant to the Loan Agreement during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause such Lender's Funded Amount to exceed such Lender's Commitment, in which event the related Lessee shall pay such excess amount to such Lender in immediately available funds on such Payment Date, unless such amount is an Additional Amount). Similarly, in lieu of the payment of accrued Yield, on each Payment Date, the Lessor's Invested Amount in respect of a Construction Land Interest shall automatically be increased by the amount of Yield accrued on the Lessor's Invested Amount in respect of such Leased Property during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Lessor's Invested Amount to exceed the Lessor's Commitment, in which event the related Lessee shall pay such excess amount to the Lessor in immediately available funds on such Payment Date, unless such amount is an Additional Amount). Such increases in Funded Amounts shall occur without any disbursement of funds by the Funding Parties, and without the need for delivery of a Funding Request. In addition, all Supplemental Rent payable to the Funding Parties with respect to any Construction Land Interest during the Construction Term therefor, other than indemnities payable pursuant to Section 3.3 of the Construction Agency Agreement, shall be capitalized and added to the principal of the related Loans and the related Lessor's Invested Amount (except to the extent that at any time such addition would cause any Funding Party's Funded Amount to exceed its Commitment, in which event the related Lessee shall pay such excess amount to such Funding Party in immediately available funds, unless such amount is an Additional Amount).

                  (d) Three Business Days prior to the last day of each Rent Period, ChoicePoint shall deliver (which delivery may be by facsimile) to the Lessor and the Agent a notice substantially in the form of Exhibit I (each, a "Payment Date Notice"), appropriately completed, specifying the allocation of the Funded Amounts related to such Rent Period to LIBOR Advances and Base Rate Advances and the Rent Periods therefor, provided that no such allocation to LIBOR Advances shall be in an amount less than $1,000,000. Each such Payment Date Notice shall be irrevocable. If no such notice is given, the Funded Amounts shall be allocated to a LIBOR Advance with a Rent Period of three (3) months.

                  (e) ChoicePoint agrees to pay to the Agent, for the pro rata benefit of the Funding Parties, an unused fee for each day from the date hereof until the Funding Termination Date equal to (i) the Fee Percentage times
(ii) the aggregate Commitments, minus the Funded Amounts on such day, times
(iii) 1/360. Such fees shall be payable in arrears on each Quarterly Payment Date and, prior to the Funding Termination Date, shall be paid by automatically increasing the Funded Amounts by the amount of such accrued fee. Such increases in the Funded Amounts shall occur without any disbursement of funds by the Funding Parties, and without the need for delivery of a Funding Request.

                  (f) In lieu of the payment of accrued interest and Yield, on each Payment Date, each Funding Party's Funded Amount in respect of any Additional Amounts shall automatically be increased by the amount of interest or Yield accrued and unpaid on such Additional Amounts during the Rent Period ending immediately prior to such Payment Date. Such increases in Funded Amounts shall occur without any disbursement of funds by the Funding Parties, and without the need for delivery of a Funding Request.

         SECTION 2.4 Lessee Owner for Tax Purposes. With respect to each Leased Property, it is the intent of the Lessees and the Funding Parties that for federal, state and local tax (including sales and use taxes) purposes and commercial and bankruptcy law purposes the Lease shall be treated as the repayment and security provisions of a loan by the Lessor to the Lessees, and that the related Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Property and all payments of Basic Rent during the Lease Term shall be treated as payments of interest and principal. Nevertheless, each of Guarantor and each Lessee acknowledges and agrees that neither the Agent, nor any Funding Party, nor any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each of Guarantor and each Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

                                  ARTICLE III.
                         CONDITIONS PRECEDENT; DOCUMENTS

         SECTION 3.1 Conditions to the Obligations of the Funding Parties on each Closing Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on the Closing Date with respect to any Land and any Building thereon shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel), on or prior to such Closing Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.1 which are required to be performed by such Funding
Party:

                  (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

                           (i) Deed and Purchase Agreement; Ground Lease. The related original Deed duly executed by the applicable Seller in favor of the Lessor and in recordable form, and copies of the related Purchase Agreement, assigned to the Lessor (unless Lessor is the original party thereto), shall each have been delivered to the Agent by ChoicePoint or the related Lessee, with copies thereof to each other Funding Party or the related Ground Lease, duly assigned to the Lessor (unless Lessor is the original party thereto), shall have been delivered to the Agent, with copies thereof to each other Funding Party, as applicable (it being understood, that each Purchase Agreement and each Ground Lease shall be reasonably satisfactory in form and substance to the Lessor and the Lenders).

                           (ii) Lease Supplement. The original of the related Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent by such Lessee.

                           (iii) Mortgage and Assignment of Lease and Rents. Counterparts of the Mortgage (substantially in the form of Exhibit D-1 or D-2, as the case may be, attached hereto), duly executed by the Lessor and in recordable form, shall have been delivered to the Agent; and the Assignment of Lease and Rents (substantially in the form of Exhibit B attached hereto) in recordable form, duly executed by the Lessor, shall have been delivered to the Agent by the Lessor.

                           (iv) Security Agreement and Assignment. If Buildings are to be constructed on the Land, counterparts of the Security Agreement and Assignment

                  (substantially in the form of Exhibit C attached hereto), duly executed by the Construction Agent, with an acknowledgment and consent thereto satisfactory to the Lessor and the Agent duly executed by the related General Contractor and the related Architect or Engineer, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement or Engineer's Agreement certified by the Construction Agent, shall have been delivered to the Lessor and the Agent (it being understood and agreed that if no related Construction Contract, Architect's Agreement or Engineer's Agreement exists on such Closing Date, such delivery shall not be a condition precedent to the Funding on such Closing Date, and in lieu thereof the Construction Agent shall deliver complete copies of such Security Agreement and Assignment and consents concurrently with the Construction Agent's entering into such contracts). If such Leased Property is a Construction Land Interest, counterparts of the supplement to the Construction Agency Agreement for such Leased Property, duly executed by the Construction Agent and the Lessor, shall have been delivered to the Agent.

                           (v) Survey. The related Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and the Agent, at such Lessee's expense, an accurate survey certified to the Lessor and the Agent in a form reasonably satisfactory to the Lessor and the Agent and prepared within ninety (90) days of such Closing Date (or such other time period agreed to by the Lessor and the Agent) by a Person reasonably satisfactory to the Lessor and the Agent. Such survey shall (1) be acceptable to the Title Insurance Company for the purpose of providing extended coverage to the Lessor and a lender's comprehensive endorsement to the Agent, (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of such Leased Property onto any land owned by others, and (3) disclose no state of facts reasonably objectionable to the Lessor, the Agent or the Title Insurance Company, and be reasonably acceptable to each such Person.

                           (vi) Title and Title Insurance. On such Closing Date, the Lessor shall receive from a title insurance company reasonably acceptable to the Lessor and the Agent an ALTA Owner's Policy of Title Insurance issued by such title insurance company and the Agent shall receive from such title insurance company an ALTA Mortgagee's Policy of Title Insurance issued by such title insurance company, in each case, in the amount of the projected cost of acquisition and construction of such Leased Property, reasonably acceptable in form and substance to the Lessor and the Agent, respectively (collectively, the "Title Policy"). The Title Policy shall be dated as of such Closing Date, and, to the extent permitted under Applicable Law, shall include such affirmative endorsements as the Lessor or the Agent shall reasonably request.

                           (vii) Appraisal. Each Funding Party shall have received a report of the Appraiser (an "Appraisal"), paid for by Guarantor or the related Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to such Funding Party and shall state in a manner satisfactory to such Funding Party the estimated "as vacant" value of such Land and existing Buildings or any Building to be constructed thereon. Such Appraisal must show that the "as vacant" value of such Leased Property (if a Building is to be constructed on the Land, determined as if the Building had already been completed in accordance with the related Plans and Specifications and by excluding from such value the amount of assessments on such Leased Property) is at least 45% of the total cost of such Leased Property, including the cost of the trade fixtures, equipment and personal property related to such Leased Property and to be funded by the Funding Parties.

                           (viii) Environmental Audit and related Reliance Letter. The Lessor and the Agent shall have received an Environmental Audit for such Leased Property, which shall be conducted in accordance with ASTM standards and shall not include a recommendation for further investigation and is otherwise satisfactory to the Lessor and the Agent; and the firm that prepared the Environmental Audit for such Leased Property shall have delivered to the Lessor and the Agent a letter stating that the Lessor, the Agent and the Lenders may rely upon such firm's Environmental Audit of such Land, it being understood that the Lessor's and the Agent's acceptance of any such Environmental Audit shall not release or impair the Guarantor's or any Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to such Leased Property.

                           (ix) Evidence of Insurance. The Lessor and the Agent shall have received from the related Lessee certificates of insurance evidencing compliance with the provisions of
                  Article VIII of the Lease (including the naming of the Lessor, the Agent and the Lenders as additional insured or loss payee with respect to such insurance, as their interests may appear), in form and substance reasonably satisfactory to the Lessor and the Agent.

                           (x) UCC Financing Statement; Recording Fees; Transfer Taxes. Each Funding Party shall have received satisfactory evidence of (i) the execution and delivery to Agent of a UCC-1 and, if required by applicable law, UCC-2 financing statement to be filed with the Secretary of State of the applicable State (or other appropriate filing office) and the county where the related Land is located, respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to perfect such Funding Party's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the Lease, the related Lease Supplement, the related Mortgage and the related Assignment of Lease and Rents.

                           (xi) Opinions. An opinion of local counsel for the related Lessee qualified in the jurisdiction in which such Leased Property is located, substantially in the form set forth in Exhibit G attached hereto, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders. To the extent reasonably requested by the Agent, opinions supplemental to those delivered under Section 3.2(vi) and reasonably satisfactory to the Agent shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders.

                           (xii) Good Standing Certificates. The Agent shall have received good standing certificates for the Lessor and the related Lessee from the appropriate offices of the state where the related Land is located.

                           (xiii) IDB Property. If such Leased Property is an IDB Property or is otherwise subject to industrial development or revenue bonds, the IDB Documentation shall have been executed by the parties thereto, and shall be in form and substance reasonably acceptable to the Agent, the Lessor and the Lenders.

                  (b) Litigation. No action or proceeding shall have been instituted or, to the knowledge of any Funding Party, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect any Leased Property or any transaction contemplated by the Operative Documents or which would reasonably be expected to result in a Material Adverse Effect.

                  (c) Legality. In the opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

                  (d) No Events. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking relating to such Leased Property shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a

Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect since December 31, 2000.

                  (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (f) Cutoff Date. No Closing Date shall occur after the Funding Termination Date.

                  (g) Approval. The Agent shall not have rejected such Leased Property for inclusion in the Lease by written notice to ChoicePoint.

         SECTION 3.2 Additional Conditions for the Initial Closing Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on the Initial Closing Date shall be subject to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel), on or prior to the Initial Closing Date of the following conditions precedent in addition to those set forth in Section 3.1, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.2 which are required to be performed by such Funding Party:

                           (i)      Loan Agreement; Guaranty Agreement.
                  Counterparts of the Loan Agreement, duly executed by the Lessor, the Agent and each Lender shall have been delivered to each of the Lessor and the Agent. The Note, duly executed by the Lessor, shall have been delivered to the Agent. The Guaranty Agreement, duly executed by the Guarantor, shall have been delivered to the Agent.

                           (ii) Master Agreement. Counterparts of this Master Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                           (iii) Construction Agency Agreement. Counterparts of the Construction Agency Agreement, duly executed by the parties thereto shall have been delivered to each of the parties hereto.

                           (iv) Lease. Counterparts of the Lease, duly executed by the Lessees party to this Master Agreement on the Initial Closing Date, and the Lessor, shall have been delivered to each Funding Party and the original, chattel paper copy of the Lease shall have been delivered to the Agent.

                           (v)      Lessee's Resolutions and Incumbency
                  Certificate, etc. Each of the Agent and the Lessor shall have received (x) a certificate of the Secretary or an Assistant Secretary of each of Guarantor and each Lessee party hereto on the Initial Closing Date, attaching and certifying as to (i) the Board of Directors' (or appropriate committee's) resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation and (iv) its by-laws, and (y) good standing or active status certificates for each of Guarantor and each Lessee party hereto on the Initial Closing Date from the appropriate offices of the states of Guarantor's or such Lessee's incorporation and principal place of business.

                           (vi) Opinions of Counsel. The opinions of Jones, Day, Reavis & Pogue and of internal counsel for ChoicePoint, each dated the Initial Closing Date, and containing such matters as the parties to whom it is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders. The opinion of Brown McCarroll, LLP, dated the Initial Closing Date, containing such matters as the parties to whom it is addressed shall reasonably request, shall have been delivered to each of the Agent, the Lenders and ChoicePoint.

                           (vii) Good Standing Certificate. The Agent and ChoicePoint shall have received a good standing certificate for the Lessor and the General Partner from the appropriate office of the State of Texas.

                           (viii)   Lessor's Consents and Incumbency
                  Certificate, etc. The Agent and ChoicePoint shall have received a certificate of the Secretary or an Assistant Secretary of the General Partner of the Lessor attaching and certifying as to (i) the consents of the partners of the Lessor duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, and (iii) the Partnership Agreement.

         SECTION 3.3 Conditions to the Obligations of Lessee. The obligations of any Lessee to lease a Leased Property from the Lessor are subject to the fulfillment on the related Closing Date to the satisfaction of, or waiver by, such Lessee, of the following conditions precedent:

                  (a) General Conditions. The conditions set forth in Sections 3.1 and 3.2 that require fulfillment by the Lessor or the Lenders shall have been satisfied.

                  (b) Legality. In the opinion of such Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Lessee to participate in any of the transactions contemplated by the Operative Documents.

                  (c) Purchase Agreement; Ground Lease. The Purchase Agreement and, if applicable, the Ground Lease and all documents to be delivered under the Purchase Agreement or Ground Lease, including title insurance, survey and environmental audit, shall be reasonably satisfactory to such Lessee.

         SECTION 3.4 Conditions to the Obligations of the Funding Parties on each Funding Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) on or prior to each such Funding Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.4 which are required to be performed by such Funding Party:

                  (a) Funding Request. The Lessor and the Agent shall have received from the Construction Agent or a Lessee the Funding Request therefor pursuant to Section 2.2(d).

                  (b) Condition Fulfilled. As of such Funding Date, the conditions set forth in Sections 3.1(c) and (d) shall have been satisfied.

                  (c) Representations. As of such Funding Date, both before and after giving effect to the Funding requested by the Construction Agent or a Lessee on such date, the representations and warranties that the Construction Agent or such Lessee is deemed to make pursuant to Section 2.2(e) shall be true and correct in all material respects on and as of such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (d) No Bonded Stop Notice or Filed Mechanics Lien. As of such Funding Date, and as to any Funded Amount requested for any Leased Property on such Funding Date, (i) none of the Lessor, the Agent or any Lender has received (with respect to such Leased Property) a bonded notice to withhold Loan funds that has not been discharged by the related Lessee or the Construction Agent, and (ii) no mechanic's liens or materialman's liens have been filed against such Leased Property that have not been discharged by the related Lessee, bonded over in a manner reasonably satisfactory to the Agent or insured over by the Title Insurance Company.

                  (e) Lease Supplement. If the Funding relates to a Building that will be leased under a Lease Supplement separate from the Lease Supplement for the related Land, the original of such separate Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent.

         SECTION 3.5 Completion Date Conditions. The occurrence of the Completion Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

                  (a) Certificate of Occupancy. The Construction Agent shall have furnished to the Agent copies of a certificate or certificates of occupancy for such Leased Property or other legally equivalent permission to occupy such Leased Property.

                  (b) Construction Completion. Any related Construction shall have been completed substantially in accordance with the related Plans and Specifications (subject to punch list requirements), the related Deed and all Applicable Laws, and such Leased Property shall be ready for occupancy and operation. All fixtures, equipment and other property contemplated under the Plans and Specifications to be incorporated into or installed in such Leased Property shall have been substantially incorporated or installed, free and clear of all Liens except for Permitted Liens.

                  (c) Construction Agent Certification. The Construction Agent shall have furnished the Lessor, the Agent and each Lender with a certification of the Construction Agent (substantially in the form of Exhibit H) that:

                           (i) all amounts owing to third parties for the related Construction have been paid in full (other than contingent obligations for which the Construction Agent, as agent for the Lessor, has made adequate reserves), and no litigation or proceedings are pending, or to the best of the Construction Agent's knowledge, are threatened, against such Leased Property or the Construction Agent or the related Lessee which could reasonably be expected to have a Material Adverse Effect;

                           (ii) all material consents, licenses and permits and other governmental authorizations or approvals required for such Construction and operation of such Leased Property have been obtained and are in full force and effect;

                           (iii) such Leased Property has available all services of public facilities and other utilities necessary for use and operation of such Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the related Building and public highways for pedestrians and motor vehicles;

                           (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and neither the Construction Agent nor the related Lessee has any knowledge of any pending modification or cancellation of any of the same; and the use of such Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

                           (v) all of the requirements and conditions set forth in Section 3.5(b) hereof have been completed and fulfilled with respect to such Leased Property and the related Construction; and

                           (vi) such Leased Property is in compliance in all material respects with all applicable zoning laws and regulations.

         SECTION 3.6 Addition of Lessees. After the date hereof, additional Subsidiaries of ChoicePoint may become Lessees hereunder and under the other Operative Documents upon satisfaction of the following conditions precedent:

                  (a) such Subsidiary and the Guarantor shall have executed and delivered to the Agent and the Lessor a Joinder Agreement, substantially in the form of Exhibit E;

                  (b) such Subsidiary shall have delivered to each of the Agent and the Lessor (x) a certificate of the Secretary or an Assistant Secretary of such Subsidiary, attaching and certifying as to (i) the Board of Directors' resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of its incorporation and
(iv) its by-laws, and (y) good standing or active status certificates from the appropriate offices of the States of such Subsidiary's incorporation and principal place of business;

                  (c) such Subsidiary shall have delivered an opinion of Jones, Day, Reavis & Pogue, or other counsel to such Subsidiary, addressed to each of the Lessor, the Agent and the Lenders, substantially in the form of the opinion delivered by counsel to ChoicePoint on the Initial Closing Date; and

                  (d) the Agent, the Lessor and the Lenders shall have received such other documents, certificates and information as any of them shall have reasonably requested.

                                   ARTICLE IV.
                                 REPRESENTATIONS

         SECTION 4.1 Representations of ChoicePoint and other Lessees. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each of ChoicePoint and each other Lessee represents and warrants to each of the other parties hereto as follows:

                  (a) Corporate Existence; Compliance with Law. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. It is (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, except where the failure to duly qualify or to comply with applicable Requirements of Law would not have a Material Adverse Effect.

                  (b) Corporate Power; Authorization. It has the corporate power and authority to make, deliver and perform the Operative Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Operative Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by it, or the validity or enforceability against it, of the Operative Documents, other than such consents, authorizations or filings which have been made or obtained.

                  (c) Enforceable Obligations. This Master Agreement and each other Operative Document to which it is a party has been duly authorized, executed and delivered by it, and this Master Agreement and each other Operative Document to which it is a party constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (d) No Contractual or Legal Bar. The execution, delivery and performance by it of the Operative Documents to which it is a party (i) will not contravene any material provision of any Requirement of Law, (ii) will not conflict with or be inconsistent with or result in any breach of, or constitute a default under, any Contractual Obligations of any Consolidated Company that would result in liability to it of $500,000 or more in the aggregate or otherwise result in a Material Adverse Effect, (iii) will not violate any provision of its certificate of incorporation (or equivalent thereof) or bylaws (or equivalent thereof), (iv) will not require the consent, approval or authorization of any governmental or non-governmental authority or Person and (v) will not result in the creation of any Lien upon any of its the assets or properties and its Subsidiaries, other than those Liens permitted under Section 5.2(a).

                  (e) No Material Litigation or Investigations. No litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to knowledge threatened by or against any of the Consolidated Companies, or against any of their respective properties or rights, existing or future (i) with respect to any Operative Document or any of the transactions contemplated hereby or thereby, or
(ii) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

                  (f) Investment Company Act, Etc. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Operative Document.

                  (g) Margin Regulations. No part of the proceeds of any of the Funded Amounts will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

                  (h) Insurance. ChoicePoint currently maintains insurance with respect to its properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being the types, and in amounts no less than those amounts which are, customary for such companies under similar circumstances; provided, however, that ChoicePoint may self insure in amounts satisfactory to management, subject to the provisions of Section 5.1(f). The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages (it being understood that insurance premiums for certain insurance policies and coverages may permit payment on a quarterly basis), and such policies and coverages are in full force and effect.

                  (i) No Default. None of the Consolidated Companies is in default under or with respect to any material Contractual Obligation in any respect.

                  (j) No Burdensome Restrictions. None of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Material Adverse Effect.

                  (k) Taxes. Each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 4.1(k) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books or where the aggregate sum of taxes unpaid is less than $500,000); and no tax liens have been filed and, to its knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

                  (l) Subsidiaries. Schedule 4.1(l) accurately describes as of the initial Closing Date (1) the complete name of each Subsidiary of ChoicePoint, (2) the jurisdiction of incorporation or organization of each Subsidiary of ChoicePoint, (3) the ownership of all issued and outstanding Capital Stock of each Subsidiary of ChoicePoint and (4) whether such Subsidiary is a Material Subsidiary. Except as disclosed on Schedule 4.1(l), ChoicePoint has no Subsidiaries and neither ChoicePoint nor any Subsidiary is a joint venture partner or general partner in any partnership. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now as now conducted in each case where the failure to have the same would have a Material Adverse Effect.

                  (m) Financial Statements. The audited balance sheet of the Consolidated Companies as of December 31, 2000, and the related statements of income and cash flows of the Consolidated Companies, a copy of which has been delivered to the Funding Parties, fairly presents, in conformity with generally accepted accounting principles, the financial position of the Consolidated Companies of such date and time. The Consolidated Companies do not have any material contingent obligations, contingent liabilities or other obligations which are not reflected in the balance sheet referenced above. Since [December 31, 2000], there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Material Adverse Effect.

                  (n)      ERISA.

                  (i)(1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

                  (2) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan maintained or contributed to by such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 4.1(n) (taken as a whole), would in the aggregate have a Material Adverse Effect;

                  (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans maintained or contributed to by such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing such Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 4.1(n) (taken as a whole), would in the aggregate have a Material Adverse Effect;

                  (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed by any of them under the terms of each Plan and applicable law, and (B) required to be paid as expenses by any of them (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Material Adverse Effect. No Plan maintained by a Consolidated Company subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA, determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 4.1(n) (taken as a whole), would have a Material Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits other than those accrued on ChoicePoint's financial statements.

                  (ii) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 4.1(n) (taken as a whole), would not have a Material Adverse Effect.

                  (o) Possession of Franchises, Licenses, Etc. Each of the Consolidated Companies possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and none of the Consolidated Companies is in violation of any thereof in any material respect.

                  (p) Patents, Trademarks, Licenses, Etc. (i) The Consolidated Companies have obtained and hold in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted and where the result of a failure to obtain and hold such patents, trademarks, service marks, trade names, copyrights, licenses and other such rights would have a Material Adverse Effect, and (ii) to the best of its knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to its knowledge, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Material Adverse Effect.

                  (q) Ownership of Property. Each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other material assets, as such properties are reflected in the most recent financial statements delivered by ChoicePoint to the Agent, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Master Agreement, subject to no Lien or title defect of any kind, except Liens permitted under Section 5.2(a). The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

                  (r) Financial Condition. On each Closing Date and after giving effect to the transactions contemplated by this Master Agreement and the other Operative Documents, including without limitation, the use of the proceeds of the Funded Amounts as provided in Section 2.2, the Guarantor and each Lessee is Solvent.

                  (s) Labor Matters. The Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Material Adverse Effect, and, to the best of its knowledge, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company which if they occurred, would reasonably be expected to have a Material Adverse Effect. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies in all jurisdictions where the failure to pay or accrue such liabilities would reasonably be expected to have a Material Adverse Effect.

                  (t) Payment or Dividend Restrictions. None of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company, other than CDB/Infotek.

                  (u) Outstanding Indebtedness. Schedule 4.1(u) lists all outstanding Indebtedness of the Consolidated Companies as of June 30, 2001, and since June 30, 2001, no additional material indebtedness has been incurred by the Consolidated Companies. There exists no default under the provisions of any instrument evidencing or securing Indebtedness of ChoicePoint or any of its Subsidiaries or of any agreement otherwise relating thereto which has had or would reasonably be expected to have a Material Adverse Effect.

                  (v) Disclosure. No representation or warranty contained in this Master Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Master Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. There is no fact known to it which is having, or is reasonably expected to have, a Material Adverse Effect.

                  (w) Environmental Matters. (i) Neither ChoicePoint nor any Consolidated Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Lessee nor any Consolidated Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA where the probable resulting liability would have a Material Adverse Effect. Except as disclosed on
Schedule 4.1(w), as revised from time to time, to its knowledge, none of the Properties has been identified on any current or proposed (1) National Priorities List under 40 C.F.R. ss. 300, (2) CERCLIS list or (3) any list arising from a state statute similar to CERCLA.

                  (ii) Except as disclosed on Schedule 4.1(w), as revised from time to time, to its knowledge, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, except for Hazardous Materials used, produced manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements, except in such instances where such failure of compliance would not have a Material Adverse Effect.

                  (iii) Except as disclosed on Schedule 4.1(w), as revised from time to time, ChoicePoint and each of the Subsidiaries has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Laws in connection with the operation of the Properties and ChoicePoint's and each Consolidated Subsidiary's respective businesses, except in such instances where such failure of compliance would not have a Material Adverse Effect.

                  (x)      Hazardous Materials - Leased Properties.

                           (i)      Except as described in the related
                  Environmental Audit, on the Closing Date for each Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported to or from such Leased Property (except in compliance in all material respects with all Applicable Law).

                           (ii) On the related Closing Date, no Governmental Actions have been taken or are in process or have been threatened, which could reasonably be expected to subject such Leased Property, any Lender or the Lessor to any material Claims or Liens with respect to such Leased Property under any Environmental Law or would otherwise have a Material Adverse Effect.

                           (iii) The related Lessee has, or will obtain on or before the date required by Applicable Law, all Environmental Permits necessary to operate each Leased Property, if any, in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to obtain such Environmental Permits or to so comply would not have a Material Adverse Effect.

                           (iv)     Except as set forth in the related
                  Environmental Audit or in any notice subsequently furnished by the related Lessee to the Agent and approved by the Agent in writing prior to the respective times that the representations and warranties contained herein are made or deemed made hereunder, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the related Lessee, no penalty has been assessed on the related Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to any Leased Property with respect to any alleged material violation or liability of the related Lessee under any Environmental Law.

                  To the best knowledge of the related Lessee, no material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to any Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

                           (v) Each Leased Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and, to the best knowledge of the related Lessee, there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that would reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Funding Party or the related Lessee, (B) cause such Leased Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, other than notices filed in the ordinary cause of business, or (D) prevent or materially interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

                  (y) Leased Property. The present condition of each Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to such Leased Property, and the related Lessee's future intended use of such Leased Property under the Lease does not violate any Applicable Law. To the best knowledge of the related Lessee, no material notices, complaints or orders of violation or non- compliance have been issued or threatened or contemplated by any Governmental Authority with respect to any Leased Property or any present or intended future use thereof. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the related Lessee's best knowledge will be, obtained and are or will be in full force and effect, and the related Lessee has no knowledge of any pending material modification or cancellation of any of the same.

         SECTION 4.2       Survival of Representations and Effect of Fundings.

                  (a) Survival of Representations and Warranties. All representations and warranties made in Section 4.1 shall survive delivery of the Operative Documents and every Funding, and shall remain in effect until all of the Obligations are fully and irrevocably paid.

                  (b) Each Funding a Representation. Each Funding accepted by a Lessee or the Construction Agent shall be deemed to constitute a representation and warranty by ChoicePoint and each other Lessee to the effect of Section 4.1.

         SECTION 4.3 Representations of the Lessor. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, in each case, with respect to each of the Leased Properties, the Lessor represents and warrants to the Agent, the Lenders and the Lessees as follows:

                  (a) Securities Act. The interest being acquired or to be acquired by the Lessor in such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with Section 6.1.

                  (b) Due Organization, etc. The Lessor is a limited partnership duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located and has full power, authority and legal right to execute, deliver and perform its obligations under the Lease, this Master Agreement and each other Operative Document to which it is or will be a party.

                  (c) Due Authorization; Enforceability, etc. This Master Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                  (d) No Conflict. The execution and delivery by the Lessor of the Lease, this Master Agreement and each other Operative Document to which the Lessor is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each will not be, inconsistent with its Partnership Agreement, do not and will not contravene any Applicable Law applicable generally to parties providing financing and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of Lessor, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority applicable generally to parties providing financing, except such as have been obtained, given or accomplished, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

                  (e) Litigation. There are no pending or, to the knowledge of the Lessor, threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency with respect to any Operative Document or that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Master Agreement or any other Operative Documents to which it is or will be a party.

                  (f) Lessor Liens. No Lessor Liens (other than those expressly created by the Operative Documents) exist on any Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Master Agreement or any other Operative Document to which it is or will be a party will not subject any Leased Property, or any portion thereof, to any Lessor Liens (other than those expressly created by the Operative Documents).

                  (g) Employee Benefit Plans. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

                  (h) General Partner. The sole general partner of the Lessor is Atlantic Financial Managers, Inc., and the General Partner is duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located.

                  (i) Financial Information. (A) The unaudited balance sheet of the Lessor as of December 31, 2000 and the related statements of income, partners' capital and cash flows for the year then ended, copies of which have been delivered to the Agent, fairly present, in conformity with sound accounting principles, the financial condition of the Lessor as of such date and the results of operations and cash flows for such period.

                  (B) Since December 31, 2000, there has been no event, act, condition or occurrence having a material adverse effect upon the financial condition, operations, performance or properties of the Lessor, or the ability of the Lessor to perform in any material respect its obligations under the Operative Documents.

                  (j) No Offering. The Lessor has not offered the Note to any Person in any manner that would subject the issuance thereof to registration under the Securities Act or any applicable state securities laws.

                  (k) Investment Company. The Lessor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.4 Representations of each Lender. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each Lender represents and warrants to the Lessor and to the Lessees as follows:

                  (a) Securities Act. The interest being acquired or to be acquired by such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lender shall be entitled to assign, convey or transfer its interest in accordance with Section 6.2.

                  (b) Employee Benefit Plans. Such Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

                                   ARTICLE V.
                     COVENANTS OF CHOICEPOINT AND THE LESSOR

         SECTION 5.1       Affirmative Covenants.

                  So long as any Commitment remains in effect hereunder or any Funded Amount shall remain outstanding, ChoicePoint will (unless waived in writing by the Required Funding Parties):

                  (a) Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (except for mergers, divestitures and consolidations permitted pursuant to Section 5.2(c), and except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect), its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary.

                  (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with, all Requirements of Law (including, without limitation, the Environmental Laws, ERISA and employee benefit laws) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Material Adverse Effect.

                  (c) Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto or the aggregate sum of taxes unpaid is less than $500,000.

                  (d) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

                  (e) Visitation, Inspection, Etc. (i) Prior to the occurrence of a Default, permit, and cause each of its Subsidiaries to permit, any representative of any Funding Party at such Funding Party's expense after reasonable notice during regular business hours (which date of visit shall be mutually agreed upon but shall not be later than 2 weeks after the date requested by such Funding Party) to visit and inspect, in the company of any of the Executive Officers or their designees and their independent public accountants, any of their respective properties, and to examine and make abstracts from any of their respective books and records and to discuss with any of the Executive Officers the respective affairs, finances and accounts of the Lessee and its Subsidiaries. Prior to the occurrence of a Potential Event of Default or an Event of Default, each Lender shall be entitled to no more than two (2) such visits and inspections per year.

                  (ii) After the occurrence of a Default, permit, and cause each of its Subsidiaries to permit, any representative of any Funding Party at the Lessees' expense to visit and inspect, in the company of any of the Executive Officers or their designees and their independent public accountants, any of their respective properties, and to examine and make abstracts from any of their respective books and records and to discuss with any of the Executive Officers the respective affairs, finances and accounts of ChoicePoint and its Subsidiaries.

                  (iii) To cooperate and assist, and to cause each of its Subsidiaries to cooperate and assist, in such visits and inspections set forth in paragraphs (i) and (ii) above in this Section 5.1(e), in each case at such reasonable times and as often as may reasonably be desired; provided, however, that (i) in no event shall any Funding Party have access to information prohibited by law, and (ii) in the event any Funding Party desires to inspect confidential matters (which matters shall in no event include financial information and data of ChoicePoint or its Subsidiaries or other information the Funding Parties may require in order to determine compliance this Master Agreement) under this Section, such Funding Party shall executed a confidentiality agreement relating to such matters, which agreement shall contain reasonable terms acceptable to such Funding Party and its counsel.

                  (f)      Insurance; Maintenance of Properties.

                  (i) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as are customary for such companies under similar circumstances; provided, however, that ChoicePoint may self-insure in amounts satisfactory to management. Upon the request of the Agent, ChoicePoint shall file with the Agent a detailed Acord certificate of insurance stating the names of the insurance companies, the limits of liability of insurance, the date of expiration thereof, the Property and risks covered thereby and the insured with respect thereto, and, within 60 days after notice in writing from the Agent, obtain such additional insurance as the Required Funding Parties may reasonably request as a result of a material change in the circumstances or conditions affecting ChoicePoint's business specifically or its type of business generally, provided that such additional insurance is available at a commercially reasonable cost.

                  (ii) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of ChoicePoint may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.1(f) shall prevent ChoicePoint from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of ChoicePoint, desirable in the conduct of its business or the business of any Consolidated Company.

                  (iii) Maintain in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of the businesses of the Consolidated Companies as presently conducted, where the result of failure to obtain and hold such benefits would have a Material Adverse Effect.

                  (g) Reporting Covenants. Furnish to the Agent and each Funding Party:

                  (i) Annual Financial Statements. As soon as available and in any event within 105 days after the end of each fiscal year of ChoicePoint, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of the independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (ii) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of ChoicePoint (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of the ChoicePoint's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of ChoicePoint's previous fiscal year, all in reasonable detail and accompanied by a certification by the chief financial officer of ChoicePoint that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of ChoicePoint's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

                  (iii) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (i) and (ii) above, a certificate (with supporting details) of the chief financial officer of ChoicePoint substantially in the form of Exhibit E attached hereto (the "Compliance Certificate") (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Potential Event of Default, or if there exists an Event of Default or a Potential Event of Default, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 5.1(h) and Sections 5.2(a), (d) and (e);

                  (iv) Auditor's Statement. Together with the financial statements required pursuant to subsection (i) above, a statement of the accountants who prepared the report referred to therein, to the effect that, nothing has come to their attention which would cause them to believe that a Default or Event of Default existed as of the date of such financial statements, or if there existed a Default or Event of Default, specifying the nature thereof;

                  (v)      Notice of Default. Promptly, and no later than five
         (5) Business Days after any Executive Officer of ChoicePoint has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer of ChoicePoint specifying the nature thereof and the proposed response thereto;

                  (vi) Litigation and Investigations. Promptly, and no later than ten (10) Business Days after any Executive Officer of ChoicePoint has notice or knowledge thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or the threat of any such action, suit, proceeding, investigation or arbitration;

                  (vii) Environmental Notices. Promptly, and no later than ten (10) Business Days after any Executive Officer of ChoicePoint has notice or knowledge thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in a Material Adverse Effect;

                  (viii) ERISA. (1) Promptly, and no later than ten (10) Business Days after any Executive Officer of ChoicePoint has notice or knowledge thereof, (A) with respect to any Plan maintained by any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of a "reportable event" described in
         Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations); or
         (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities could result in a Material Adverse Effect;

                           (2) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under Section 401(a)(29) or
         412 of the Tax Code with respect to any Plan maintained by any Consolidated Company or any ERISA Affiliate thereof;

                           (3) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan maintained or contributed to by such

         Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Consolidated Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                           (4) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan maintained by any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                           (5) Upon request of the Agent, but no more frequently than twice each calendar year, (A) true and complete copies of any and all documents, government re ports and IRS determination or opinion letters or rulings for any Plan maintained or contributed to by any Consolidated Company from the IRS, PBGC or DOL, received within the preceding 12 months (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan maintained or contributed to by the Consolidated Companies or any ERISA Affiliate thereof filed within the preceding 12 months, or (C) a current statement of withdrawal liability for each Multiemployer Plan maintained or contributed to by any Consolidated Company or any ERISA Affiliate thereof;

                           (6) Promptly, and no later than (5) Business Days after any Executive Officer has notice or knowledge thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Material Adverse Effect.

                  (ix) Liens. Promptly, and no later than five (5) Business Days after any Executive Officer of ChoicePoint has notice or knowledge thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by
         Section 5.2(a);

                  (x) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by ChoicePoint to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of ChoicePoint and the other Consolidated Companies;

                  (xi) New Material Subsidiaries. Within 30 days after the formation, acquisition or existence of any new Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, or the domestication of any Foreign Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request;

                  (xii) Default under Other Debt. Immediately upon its receipt thereof, copies of any notice received by ChoicePoint or any other Consolidated Company from the holder(s) of Indebtedness of the Consolidated Companies (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $5,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness;

                  (xiii) Complete Lien Search Results. As soon as available and in any event within 30 days after the initial Closing Date, copies of all UCC, judgment and tax lien search results for all ChoicePoint's locations in the United States other than field offices at which is located tangible personal property (having an aggregate value not in excess of $6,000,000); and

                  (xiv) Other Information. With reasonable promptness, any other information as the Agent on behalf of any Funding Party may reasonably request from time to time.

                  (h)      Financial Covenants.


                  (i) Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio, calculated for the fiscal quarter then ended and the immediately preceding three fiscal quarters, equal to or greater than 2.5:1.0.

                  (ii) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Consolidated EBITDA, calculated for the fiscal quarter then ended and the immediately preceding three fiscal quarters, of less than or equal to (A) 3.5:1.0 for all fiscal quarters ending on or prior to the earlier of (1) the effective date of any revolving credit agreement entered into in replacement of the Credit Agreement and (2) September 30, 2002 and (B) 3.0:1.0 for all periods thereafter.

                  (i) Intellectual Property. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its rights, franchises, and licenses, and its patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, except where the failure to maintain such rights, franchises, and licenses, patents, copyrights trademarks, trade names, and service marks would reasonably be expected to have a Material Adverse Effect.

                  (j) Amendments to Credit Agreement. Provide the Agent with copies of any and all amendments to, and replacements of, the Credit Agreement, and copies of any other revolving credit facility entered into by ChoicePoint. ChoicePoint agrees to enter into amendments to this Master Agreement and the other Operative Documents to make the covenants, representations and Events of Default set forth herein and therein substantially the same as those covenants, representations and/or events of default set forth in such amendment, replacement or other credit facility, if any, that are identified by the Agent in a request by the Agent to ChoicePoint.

         SECTION 5.2 Negative Covenants. So long as any Commitment remains in effect hereunder or any Funded Amount shall remain unpaid shall remain outstanding, ChoicePoint will not and will not permit any Subsidiary to (unless waived in writing by the Required Funding Parties):

                  (a) Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

                  (i) Liens existing on the initial Closing Date (A) securing an aggregate amount not in excess of $2,400,000 and disclosed in the lien search report delivered under Section 5.1(h)(xiii), (B) securing obligations of CDB/Infotek owing to ChoicePoint, or (C) securing an amount not to exceed $250,000 in the aggregate;

                  (ii) Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property and further provided that the amount of Indebtedness secured by such Liens does not exceed $10,000,000 in aggregate principal amount at any one time outstanding;

                  (iii) Liens for taxes not yet due and payable, and Liens for taxes which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (vi) zoning, easements and restrictions on the use of real property which do not materially impair the use of such property;

                  (vii)    Liens arising under ERISA;

                  (viii) rights in property reserved or vested in any governmental authority which do not materially impair the use of such property;

                  (ix) Liens on assets of newly acquired Subsidiaries which were in existence at the time of acquisition and not created in contemplation thereof;

                  (x) Liens granted under the Operative Documents and Liens granted in connection with the Existing Lease; and

                  (xi) Liens (other than those permitted by paragraphs (i) through (x) of this Section 5.2(a)) securing Indebtedness in an aggregate principal amount outstanding at any time not to exceed fifteen percent (15%) of the Consolidated Net Worth of the Consolidated Companies as of the last day of the immediately preceding fiscal quarter of ChoicePoint.

                  (b) Guaranties. Create, incur, assume, guarantee, suffer to exist or otherwise become liable on or with respect to, directly or indirectly, any Guaranties other than:

                  (i) endorsements of instruments for deposit or collection in the ordinary course of business;

                  (ii) guarantees of Indebtedness owed by any Consolidated Company to another Consolidated Company; and

                  (iii) Guaranties of Indebtedness to the extent such Indebtedness is permitted under Section 5.1(h)(ii).

                  (c) Mergers, Consolidations. Merge or consolidate with any other Person, except that the foregoing restrictions shall not be applicable to:

                  (i) mergers or consolidations of (x) any Subsidiary with any other Subsidiary or (y) any Subsidiary with ChoicePoint; or

                  (ii) mergers or consolidations in which any Person engaged in businesses in which ChoicePoint is engaged as of the initial Closing Date or substantially related thereto merges or consolidates with ChoicePoint or any of its Subsidiaries where the surviving corporation is ChoicePoint or such Subsidiary; or

                  (iii) the merger of ChoicePoint Capital Corporation into ChoicePoint Capital, Inc.;

provided that before and after giving effect to any such merger or consolidations and any Funded Debt incurred by ChoicePoint or such Subsidiary in connection with such merger or consolidation, (x)ChoicePoint is and will be in compliance with Section 5.1(h) hereof, and if the consideration paid by ChoicePoint or such Subsidiary in connection with such merger or consolidation is greater than $75,000,000, ChoicePoint has delivered pro forma financial covenants calculations demonstrating such compliance, in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Agent with copies provided to each Funding Party (based on the projected Fixed Charges or Funded Debt, as the case may be, for the immediately succeeding four fiscal quarters (including Fixed Charges incurred as a result of the incurrence of any such Funded Debt) and the historical Consolidated EBIT (including the Consolidated EBIT of such Person)); and (y) no other Default or Event of Default exists.

                  (d) Asset Sales. Sell, lease or otherwise dispose of its accounts, property, stock of its Subsidiaries or other assets; provided, however, that the foregoing restrictions on Asset Sales shall not be applicable to:

                  (i) sales, leases, transfers or dispositions of assets of any Consolidated Company to ChoicePoint;

                  (ii) sales of inventory in the ordinary course of business and unneeded, worn out or obsolete equipment;

                  (iii) sales of accounts receivable (or of undivided ownership interests therein) pursuant to the asset securitization facilities;

                  (iv) Asset Sales comprised of assets of any Consolidated Company where, on the date of execution of a binding obligation to make such Asset Sale, the assets which are the subject of the proposed Asset Sale, together with all other such Asset Sales of the Consolidated Companies during the current fiscal year of ChoicePoint, did not generate ten percent (10%) or more of Consolidated EBITDA for the immediately preceding fiscal year of ChoicePoint;

provided that notwithstanding the foregoing, no transaction pursuant to clauses
(iii) or (iv) above shall be permitted if any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction.

                  (e) Investments, Loans, Etc. Make, permit or hold any Investments other than:

                  (i) Investments in the stock of Subsidiaries of ChoicePoint existing as of the Initial Closing Date or existing as Subsidiaries of ChoicePoint immediately prior to the making of such Investment, Investments in the form of loans and advances by ChoicePoint to any Subsidiary and Investments in the stock of Receivables Subsidiaries of ChoicePoint existing as of the date hereof;

                  (ii) Investments in the stock or other assets of any other Person that is engaged in a business permitted by Section 5.2(j) hereof; provided, that after giving effect to such Investment and any Funded Debt incurred by ChoicePoint or such Subsidiary in connection with making such Investment, (x) ChoicePoint is and will be in compliance with Section 5.1(h) hereof, and if the Investment is greater than $75,000,000, ChoicePoint has delivered pro forma financial covenants calculations demonstrating such compliance, in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Agent (based on the projected Fixed Charges or Funded Debt, as the case may be, for the immediately succeeding four fiscal quarters (including Fixed Charges incurred as a result of the incurrence of any such Funded Debt) and the historical Consolidated EBIT (including the Consolidated EBIT of such Person)); (y) no other Default or Event of Default exists hereunder; and (z) as a result of such Investment, such Person becomes a Subsidiary of ChoicePoint;

                  (iii) marketable direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

                  (iv) Investments received in settlement of Indebtedness created in the ordinary course of business, and the endorsement of negotiable instruments in the ordinary course of business;

                  (v) commercial paper issued by corporations, each of which has a consolidated net worth of not less than $500,000,000, and conducts a substantial portion of its business in the United States of America, maturing no more than 365 days from the date of acquisition thereof and having as at any date of determination a rating of P-1, P-2 or P-3 from Standard & Poor's or a rating of A-1, A-2 or A-3 from Moody's;

                  (vi) money market or similar depository accounts, certificates of deposit or bankers acceptances, in each case redeemable upon demand or maturing within one year from the date of acquisition thereof, issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, provided (x) each such bank has at any date of determination combined capital and surplus of not less than $1,000,000,000 and a rating of its long-term debt of at least A by Standard & Poor's or at least A by Moody's or a long-term deposit rating of at least A issued by Standard & Poor's or at least A issued by Moody's, (y) the aggregate amount of all such certificates of deposit issued by such bank are fully insured at all times by the Federal Deposit Insurance Company;

                  (vii) Loans and advances to officers and employees of the Consolidated Companies made in the ordinary course of business, including, without limitation, loans to executives for the purchase of stock of the Lessee pursuant to a program established by the Board of Directors or a committee thereof from time to time in an amount not to exceed $15,000,000;

                  (viii) Investments in joint ventures in an aggregate amount during any fiscal year of ChoicePoint not to exceed an amount equal to ten percent (10%) of ChoicePoint's Consolidated Net Worth as of the end of the immediately preceding fiscal year of ChoicePoint; and

                  (ix)     Investments (other than those permitted by paragraphs
         (i) through (viii) above) in an aggregate amount during any fiscal year of ChoicePoint not to exceed an amount equal to five (5%) percent of ChoicePoint's Consolidated Net Worth as of the end of the immediately preceding fiscal year of ChoicePoint.

                  (f) Transactions with Affiliates. Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Subsidiary that is directly or indirectly wholly owned by ChoicePoint), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate; and

                  (g) ERISA. (i) Take or fail to take any action with respect to any Plan maintained or contributed to by any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under
Section 4980B of the Tax Code, including without limitation (1) establishing any such Plan, (2) amending any such Plan (except where required to comply with applicable law), (3) terminating or withdrawing from any such Plan, or (4) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect; or

         (ii) Permit a Plan or Foreign Plan maintained or contributed to by a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                  (1) to fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                  (2) to be terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

                  (3) to require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                  (4) to result for any reason, in a liability (including without limitation, withdrawal liability) to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

if the result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan), a Plan or any other Person that would have a Materially Adverse Effect.

                  (h) Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than the prohibitions and restrictions contained in this Master Agreement.

                  (i) Changes in Business. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole, which includes providing risk management and fraud prevention information and related technology solutions to the property and casualty insurance industry, life and health insurance industry and other industries, (including, without limitation, (1) providing automated and traditional underwriting and claim information services to assist U.S. insurance companies in assessing the insurability of individuals and property and the validity of insurance claims, (2) providing background investigations, (3) performing paramedical exams, (4) furnishing access to motor vehicles reports, (5) maintaining a database of claims histories, (5) providing claim verification and investigative services to both the property and casualty and the life and health insurance markets, (6) providing pre-employment background investigations, pre-employment and regulatory compliance drug testing services and public record information to other corporate and government organizations), unless such business is a strategic extension of the business of the Consolidated Companies as of the Initial Closing Date.

                  (j) Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions to ChoicePoint or any other Subsidiary on such Consolidated Company's stock, provided that this provision shall not affect CBD/Infotek's payment of dividends or distributions on its stock to ChoicePoint, or (ii) pay any indebtedness owed to ChoicePoint or any other Consolidated Company, or (iii) transfer any of its property or assets to ChoicePoint or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents or the Operative Documents.

                  (k) Changes in Fiscal Year. Change the calculation of the fiscal year of ChoicePoint.

                  (l) Wetlands. Not undertake any development activities on the Leased Property located in Fulton County, Georgia until such time as ChoicePoint has provided evidence reasonably satisfactory to the Agent of the limits of the wetlands and the floodplain with respect to such Leased Property.

         SECTION 5.3 Environmental Notices. Upon becoming aware of such matters, each Lessee shall furnish to the Funding Parties and the Agent prompt written notice of all Environmental Liabilities, pending or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing, in each case if the same would have a Material Adverse Effect.

         SECTION 5.4       Environmental Matters. Except as set forth in
Schedule 5.4, as revised from time to time, neither ChoicePoint nor any Consolidated Subsidiary will, and ChoicePoint will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Laws in each case where the failure to comply would not have a Material Adverse Effect.

         SECTION 5.5 Environmental Release. ChoicePoint agrees that upon the occurrence of an Environmental Release at or on any of the Properties owned by it or any Consolidated Subsidiary, it will take appropriate action required by applicable law, except in such cases where the failure to take such action would not have a Material Adverse Effect.

         SECTION 5.6 Further Assurances. Upon the written request of the Agent or any Funding Party, each Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents to be signed by such Lessee and recorded or filed at such places and times in such manner as may be necessary or requested by the Agent or such Funding Party to preserve, protect and perfect the interest of the Agent and the Funding Parties in the Leased Properties as contemplated by the Operative Documents.

         SECTION 5.7 Additional Required Appraisals. If, as a result of any change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Properties is required during the Lease Term under Applicable Law with respect to any Funding Party's interest therein, such Funding Party's Funded Amount with respect thereto or the Operative Documents, then the related Lessee shall pay the reasonable cost of such appraisal.

         SECTION 5.8 Lessor's Covenants. The Lessor covenants and agrees that, unless the Agent, ChoicePoint and the Lenders shall have otherwise consented in writing:

                  (a) the proceeds of the Loans received from the Lenders will be used by the Lessor solely to acquire the related Leased Property and to pay the Construction Agent, as agent for the Lessor, or the related Lessee for Construction Costs. No portion of the proceeds of the Loans will be used by the Lessor (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation or (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock;

                  (b) it shall not engage in any business or activity, or invest in any Person, except for activities similar to its activities conducted on the date hereof, the Transaction and lease transactions similar to the Transaction;

                  (c) it will maintain tangible net worth in an amount no less than the sum of (i) $100,000 plus (ii) 3% of its total assets (calculated assuming no reduction in the value of any leased property from its original cost to the Lessor) and will at all times be solvent (as defined in the Bankruptcy
Code);

                  (d) it will deliver to the Agent and ChoicePoint, as soon as available and in any event within 90 days after the end of each fiscal year, a balance sheet of the Lessor as of the end of such fiscal year and the related statements of income, partners' capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with sound accounting principles, together with copies of its tax returns, all certified by an officer of the General Partner (and if the Lessor ever prepares audited financial statements, it shall deliver copies thereof to the Agent and ChoicePoint);

                  (e) it will permit the Agent and its representatives to examine, and make copies from, the Lessor's books and records, and to visit the offices and properties of the Lessor for the purpose of examining such materials, and to discuss the Lessor's performance hereunder with any of its, or its general partner's, officers and employees, in each case during normal business hours and upon reasonable notice;

                  (f) it shall not consent to or permit the creation of any easement or other restriction against any Leased Property other than as permitted pursuant to Article VI of the Lease; and

                  (g) it shall not incur or permit to exist, and will promptly discharge each Lessor Lien and shall indemnify the Lenders and the Lessees for any loss, cost, expense or diminution in value of any Leased Property resulting from, or incurred as a result of, such Lessor Liens.

                                   ARTICLE VI.
                        TRANSFERS BY LESSOR AND LENDERS;
                      DISTRIBUTION OF PAYMENTS AND PROCEEDS

         SECTION 6.1 Lessor Transfers. The Lessor shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Leased Property or any of the Operative Documents, except to a Lessee in accordance with the Operative Documents without the prior written consent of the Lenders and, unless an Event of Default has occurred and is continuing, ChoicePoint. Any proposed transferee of the Lessor shall make the representation set forth in Section 4.3 to the other parties hereto.

         SECTION 6.2       Lender Transfers.

                  (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                  (b) Each Lender may assign all or a portion of its interests, rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Person; provided, however, that (i) the

Agent and, except during the continuance of a Potential Event of Default or Event of Default, ChoicePoint must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to another Lender or Affiliate of the assigning Lender, (ii) unless such Lender is assigning all of its Commitment, after giving effect to such assignment, the Commitment of both the assignor and the assignee is at least $5,000,000 and is an integral multiple of $1,000,000 and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and, a processing and recordation fee of $2,500. Any such assignment of the Loans shall include both the A Loans and the B Loans of such assigning Lender, on a pro rata basis. From and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Master Agreement and the Loan Agreement.

                  (c) Each Lender may, without the consent of ChoicePoint or any Lessee, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitments in the Loans owing to it), provided, however, that (i) no Lender may sell a participation in its Commitment (after giving effect to any permitted assignment hereunder) in an amount in excess of fifty percent (50%) of such Commitment (provided that (1) sales of participations to an Affiliate of Lender shall not be included in such calculation and (2) no such maximum amount shall be applicable to any participation sold at any time there exists an Event of Default), (ii) such Lender's obligations under this Master Agreement and the Loan Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating bank or other entity shall not be entitled to any greater benefit than its selling Lender under the cost protection provisions contained in Sections 7.4 and 7.5 of this Master Agreement, and (v) ChoicePoint, each Lessee, the Agent and the other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Master Agreement and the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of Lessor relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Master Agreement and the Loan Agreement (except that such Lender may permit the participant to approve any amendment, modification or waiver which would reduce the principal of or the interest rate on its Loan, extend the term of such Lender's Commitment, reduce the amount of any fees to which such participant is entitled or extend the final scheduled payment date of any Loan, it being understood that in all events, the other parties hereto may conclusively rely on such Lender's approval of any such amendment, modification or waiver and shall have no obligation to ascertain whether such participant has approved such amendment, modification or waiver). Any Lender selling a participation hereunder shall provide prompt written notice to the Agent of the name of such participant.

                  (d) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to ChoicePoint or its Subsidiaries furnished to such Lender by or on behalf of ChoicePoint. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by this Master Agreement. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or any Lessee relating to such confidential information unless otherwise properly disposed of by such entity.

                  (e) Any Lender may at any time assign all or any portion of its rights under this Master Agreement and the Note to a Federal Reserve Bank without complying with the requirements of paragraph (b) above; provided that no such assignment shall release such Lender from any of its obligations hereunder.

                  (f) The Lenders hereby acknowledge and agree that the Lessees shall have the right to the quiet enjoyment of the Leased Properties pursuant to the Lease, whether or not a Loan Event of Default that is not an Event of Default has occurred and is continuing, so long as no Event of Default has occurred and is continuing.

         SECTION 6.3        Distribution and Application of Rent Payments.

                  (a) Basic Rent. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Agent shall be distributed pro rata to the Funding Parties to be applied to the amounts of accrued and unpaid interest (including overdue interest) on the Loans and accrued and unpaid Yield (including overdue Yield).

                  (b) Supplemental Rent. Each payment of Supplemental Rent received by the Agent shall be paid to or upon the order of the Person owed the same in accordance with the Operative Documents.

         SECTION 6.4 Distribution and Application of Purchase Payment. With respect to any Leased Property, the payment by a Lessee of:

                  (a) the purchase price for a consummated sale of such Leased Property received by the Agent in connection with such Lessee's exercise of the Purchase Option or Partial Purchase Option under Section 14.1 of the Lease or such Lessee's or the Construction Agent's exercise of its option to purchase such Leased Property under Section 5.3 of the Construction Agency Agreement, or

                  (b) the payment payable in connection with such Lessee's compliance with its obligation to purchase the Leased Property in accordance with Section 14.2 or 14.3 of the Lease, or

                  (c) the Leased Property Balance therefor in accordance with Section 10.1 or Section 10.2 of the Lease,

shall be distributed by Agent as promptly as possible, to the Funding Parties pro rata in accordance with, and for application to, their respective Funding Party Balances in respect of such Leased Property or Properties (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property or Properties).

         SECTION 6.5 Distribution and Application to Funding Party Balances of Lessee Payment of Recourse Deficiency Amount Upon Exercise of Remarketing Option. With respect to any Leased Property, the payment by a Lessee of the Recourse Deficiency Amount to the Agent on the Lease Termination Date in accordance with Section 14.6 or Section 14.7 of the Lease following the Lessees' exercise of the Remarketing Option, shall be applied by the Agent to the accrued and unpaid interest on, and the outstanding principal of, the A Loans in respect of such Leased Property. With respect to any Leased Property, the payment by a Lessee or the Construction Agent of the Construction Failure Payment with respect thereto pursuant to the Construction Agency Agreement shall be applied by the Agent, first to the accrued and unpaid interest on, and the outstanding principal of, the A Loans in respect of such Leased Property, second to the accrued and unpaid interest on, and outstanding principal of, the B Loans related to such Leased Property and third to the accrued and unpaid Yield on, and outstanding Lessor Invested Amount related to such Leased Property.

         SECTION 6.6 Distribution and Application to Funding Party Balances of Remarketing Proceeds of Leased Property. (a) Any payments received by the Lessor as proceeds from the sale of any Leased Property sold pursuant to the Lessees' exercise of the Remarketing Option pursuant to Section 14.6 or 14.7 of the Lease, shall be distributed (or applied, in the case of clause third below) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received in the funds so received) in the following order of priority:

                  first, to the extent not previously deducted from such proceeds, to the Agent and the Funding Parties as reimbursement for any and all reasonable remarketing, sale, closing or other transfer costs, prorations or commissions (including broker fees, appraisal costs, legal fees and expenses and transfer taxes), paid or incurred by the Agent or any Funding Party and not reimbursed by the Lessees, pro rata according to the amount of such costs and fees;

                  second, to the Lenders pro rata for application to their B Loans in respect of all of the Leased Properties, an amount equal to their B Loans in respect of all of the Leased Properties;

                  third, to the Lessor for application to the Lessor's Invested Amounts in respect of all of the Leased Properties, an amount equal to the Lessor's Invested Amounts in respect of all of the Leased Properties;

                  fourth, to the Funding Parties pro rata for application to any other amount owing to the Funding Parties under the Operative Documents (including accrued and unpaid interest on the Loans, accrued and unpaid Yield and any outstanding principal of the A Loans), an amount equal to such other amounts; and

                  fifth, (i) if sold by a Lessee pursuant to Section 14.6 of the Lease, the excess, if any, to such Lessee, and (ii) otherwise, the excess, if any, to the Lessor.

         (b) Any payments received by the Lessor as proceeds from the sale of any Leased Property sold following the payment of the Construction Failure Payment shall be distributed (or applied, as appropriate) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Construction Agency Agreement shall be distributed on the date received in the funds so received) in the following order of priority:

                  first, to the Funding Parties or the Agent, as the case may be, in reimbursement of all reasonable costs, expenses and taxes, if any, incurred by any of them to complete the construction of such Leased Property, maintain and insure such Leased Property, remarket such Leased Property and sell such Leased Property, pro rata according to the amount of such costs, expenses and taxes;

                  second, to the Lenders pro rata for application to their Funding Party Balances in respect to such Leased Property (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property), an amount equal to such Funding Party Balances in respect of such Leased Property; and

                  third, to the Lessor.

         SECTION 6.7 Distribution and Application of Payments Received When an Event of Default Exists or Has Ceased to Exist Following Rejection of the Lease.

                  (a) Proceeds of Leased Property. Any payments received by the Lessor or the Agent when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to a Lessee described in Article XII(f) of the Lease), as

                           (i) proceeds from the sale of any or all of the Leased Property sold pursuant to the exercise of the Lessor's remedies pursuant to Article XIII of the Lease, or

                           (ii) proceeds of any amounts from any insurer or any Governmental Authority in connection with an Event of Loss or Event of Taking shall if received by the Lessor be paid to the Agent as promptly as possible, and shall be distributed or applied in the following order of priority prior to the Release Date:

                  first, to the Agent for any amounts reasonably expended by it in connection with such Leased Property or the Operative Documents and not previously reimbursed to it;

                  second, to the Lenders pro rata for application to their Funding Party Balances in respect of all of the Leased Properties, an amount equal to such Funding Party Balances;

                  third, to the Lessor for application to its Funding Party Balances in respect of all of the Leased Properties, an amount equal to such Funding Party Balances; and

                  fourth, to the related Lessee or the Person or Persons otherwise legally entitled thereto, the excess, if any.

                  (b) Proceeds of Recoveries from Lessee. Any payments received by any Funding Party when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to a Lessee described in Article XII(f) of the Lease), from a Lessee as a payment in accordance with the Lease shall be paid to the Agent as promptly as possible, and shall then be distributed or applied by the Agent as promptly as possible in the order of priority set forth in paragraph (a) above.

         SECTION 6.8       Distribution of Other Payments. All payments under
Section 7.6 of this Master Agreement shall be made first, to the Funding Parties, pro rata, until their Funding Party Balances have been paid in full, and second, to the Lessor who shall be entitled to retain all such remaining amounts. Except as otherwise provided in this Section 6, any payment received by the Lessor which is to be paid to Agent pursuant hereto or for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Section 6 shall, if received by the Lessor, be paid forthwith to the Agent and when received shall be distributed forthwith by the Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         SECTION 6.9 Timing of Agent Distributions. Payments received by the Agent in immediately available funds before 12:00 p.m. (noon), Atlanta, Georgia time, on any Business Day shall be distributed to the Funding Parties in accordance with and to the extent provided in this Section 6 on such Business Day. Payments received by the Agent in immediately available funds after 12:00 p.m. (noon), Atlanta, Georgia time shall be distributed to the Funding Parties in accordance with and to the extent provided in this Section 6 on the next Business Day.

         SECTION 6.10 Release of Leased Properties. (a) If one or more of the Lessees shall at any time purchase any or all of the Leased Properties pursuant to Section 13.3 or Article 14 of the Lease, or if any or all of the Leased Properties shall be sold in accordance with, and the Lessees otherwise satisfy each of the obligations and conditions set forth in, Section 14.6 of the Lease in respect thereof, then, upon application of such amounts to prepay the related Loans pursuant to this Master Agreement and the Loan Agreement and the Agent's and the Lenders' receipt of all accrued interest and any other payments due and owing from the Lessees and/or the Lessor to the Agent and the Lenders on such date in respect thereof, such Leased Property or Properties, as the case may be, shall be released from the applicable Mortgage and the Assignment of Lease and Rents, to the extent relating to such Leased Property or Properties.

                  (b) Upon the termination of the Lenders' Commitments and the payment in full of all of the Loans and all other amounts owing by the Lessees and/or the Lessor hereunder or under any other Operative Document to the Lessor, the Agent and the Lenders (other than unasserted indemnities), the Leased Properties shall be released from the Mortgages and Assignments of Lease and Rents.

                  (c) Upon request of the Lessor or a Lessee following a release of any Leased Property described in clause (a) or (b) above, the Agent shall, at the sole cost and expense of the Lessees, execute and deliver to the Lessor or the requesting Lessee such documents as the Lessor or such Lessee shall reasonably request to evidence such release, including, if requested, a release of the Assignments of Lease and Rents to the extent relating to such Leased Property.

                                  ARTICLE VII.
                                 INDEMNIFICATION

         SECTION 7.1 General Indemnification. Each of ChoicePoint and each Lessee, jointly and severally, agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person (provided that no Indemnitee shall have the right to double recovery with respect to any Claim) and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, or results from such Indemnitee's negligence, in any way relating to or arising out of:

                  (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

                  (b) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation or alleged violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, (iii) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof, (v) any Claim for patent, trademark or copyright infringement, (vi) Claims arising from any public improvements with respect to any Leased Property resulting in any charge or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees, and (vii) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on any Land, Building or Leased Property;

                  (c) the breach by ChoicePoint or any Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document (without giving effect to any exception in any representation based on knowledge or on the absence of a Material Adverse Effect);

                  (d) the retaining or employment of any broker, finder or financial advisor by ChoicePoint or any Lessee to act on its behalf in connection with this Master Agreement, or the incurring of any fees or commissions to which the Lessor, the Agent or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Master Agreement (other than fees or commissions due to any broker, finder or financial advisor retained by the Lessor, the Agent or any Lender);

                  (e) the existence of any Lien (other than a Lessor Lien) on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Alterations constructed by any Lessee, except, in all cases, the Liens described in item (a) of the definition of Permitted Liens;

                  (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

                  (g) any act or omission by ChoicePoint or any Lessee under any Purchase Agreement or any other Operative Document, or any breach by ChoicePoint or any Lessee of any requirement, condition, restriction or limitation in any Deed, Purchase Agreement, IDB Documentation or Ground Lease; or

                  (h)      any IDB Documentation;

provided, however, neither ChoicePoint nor any Lessee shall be required to indemnify any Indemnitee under this Section 7.1 for any Claim to the extent that such Claim results from (collectively, "Excepted Claims"): (1) any representation or warranty by such Indemnitee in the Operative Documents being incorrect; (2) the willful misconduct or gross negligence of, or the violation of any law, rule or regulation binding upon such Indemnitee unless such violation was caused by some performance or nonperformance on the part of a Lessee; (3) the failure on the part of the Lessor or the Agent to distribute in accordance with this Master Agreement or any other Operative Document any amounts received and distributable by it under the Operative Documents; (4) Lessor Liens; (5) the voluntary transfer by any Indemnitee, other than in accordance with the Operative Documents or in connection with the exercise of rights, powers or remedies under any of the Operative Documents, of any Leased Property or any interest therein; or (6) claims from any acts or omissions occurring after the latest of the Lease Termination Date, the sale of the Leased Property to a Person not affiliated with a Lessee pursuant to the Lease, the termination of the obligations of the Construction Agent under the Construction Agency Agreement, or the final indefeasible repayment to the Funding Parties in full of the Lease Balance; and, provided, further, that with respect to each Construction Land Interest, each Lessee's indemnity obligations with respect to such Leased Property shall be governed solely by Section 3.3 of the Construction Agency Agreement during the Construction Term therefor. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.2 Environmental Indemnity. In addition to and without limitation of Section 7.1 or Section 3.3 of the Construction Agency Agreement (but subject to the proviso set forth below), each of ChoicePoint and each Lessee, jointly and severally, agrees to indemnify, hold harmless and defend each Indemnitee, on an After-Tax Basis, from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings and investigations) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses actually incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

                  (i) the presence on or under any Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

                  (ii) any activity, including, without limitation, construction, carried on or undertaken on or off any Land, and whether by a Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of a Lessee or any predecessor in title, or any other Person, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

                  (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case to the extent related to any Leased Property,

                  (iv) any claim concerning any Leased Property's lack of compliance with Environmental Laws, or any act or omission causing an environmental condition on or with respect to any Leased Property that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

                  (v) any residual contamination on or under any Land, or affecting any natural resources on any Land, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or from any Leased Property; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing clauses (i) through (v) that arise or occur

                  (w)      prior to or during the Lease Term,

                  (x) at any time during which a Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof,

                  (y) during any period after and during the continuance of any Event of Default; or

                  (z) during any period of up to three years following the date an Indemnitee takes possession of any Leased Property and during which such Indemnitee retains such possession;

provided, however, no Lessee shall be required to indemnify any Indemnitee under this Section 7.2 for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such Indemnitee solely by reason of its interest in any Leased Property; and provided, further, with respect to matters arising or occurring within the period described in (z) above, that the Lessee also shall not be required to indemnify any Indemnitee under this Section
7.2 for any Claim to the extent that such Claim results from any act or omission occurring after the date on which Indemnitee so took possession). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.3 Proceedings in Respect of Claims. With respect to any amount that a Lessee is requested by an Indemnitee to pay by reason of Section
7.1 or 7.2, such Indemnitee shall, if so requested by such Lessee and prior to any payment, submit such additional information to such Lessee as such Lessee may reasonably request and which is in the possession of, or under the control of, such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee promptly shall notify ChoicePoint of the commencement thereof (provided that the failure of such Indemnitee to promptly notify ChoicePoint shall not affect ChoicePoint's or any Lessee's obligation to indemnify hereunder except to the extent that a Lessee's rights to contest are materially prejudiced by such failure), and such Lessee shall be entitled, at its expense, to participate in, and, to the extent that such Lessee desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided, however, that such Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitee's choice at the Lessees' expense; and provided further that a Lessee may assume and control the defense of such proceeding only if ChoicePoint, if requested to do so by the Indemnitee, shall have acknowledged in writing its and each Lessee's obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, Lessees shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and the related Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request; and, provided further, that no Lessee shall be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of civil liability on such Indemnitee in excess of $1,000,000 or
(y) such action, suit or proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless the related Lessee or ChoicePoint shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (z) the control of such action, suit or proceeding would involve an actual or potential conflict of interest,
(B) such proceeding involves Claims not fully indemnified by the Lessees which the related Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by a Lessee in accordance with the foregoing.

         If a Lessee fails to fulfill the conditions to such Lessee's assuming the defense of any claim after receiving notice thereof on or prior to the later of (a) the date that is five (5) days after receiving notice thereof and (b) the date that is fifteen (15) days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at the Lessees' expense. No Lessee shall enter into any settlement or other compromise with respect to any Claim which admits any liability or wrong-doing on part of any Indemnitee or which is in excess of $1,000,000 which is entitled to be indemnified under
Section 7.1 or 7.2 without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld or delayed. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of ChoicePoint, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with respect to such Claim.

         Upon payment in full of any Claim by the Lessees pursuant to Section
7.1 or 7.2 to or on behalf of an Indemnitee, the Lessees, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessees and give such further assurances as are reasonably necessary or advisable to enable the Lessees vigorously to pursue such claims.

         If for any reason the indemnification provided for in Section 7.1 or
7.2 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then each of ChoicePoint and each Lessee agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee on the one hand and by ChoicePoint and the Lessees on the other hand but also the relative fault of such Indemnitee as well as any other relevant equitable considerations. It is expressly understood and agreed that the right to contribution provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.4 General Tax Indemnity. (a) Tax Indemnity. Except as otherwise provided in this Section 7.4, each of ChoicePoint and each Lessee, jointly and severally, shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section 7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of
Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, any Lessee, ChoicePoint, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents, (iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents. Notwithstanding the foregoing, during the Construction Term for any Construction Land Interest, (i) ChoicePoint and the Lessees shall only be obligated to indemnify the Lessor and its Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents, with respect to Taxes related to such Construction Land Interest and (ii) Lessor hereby indemnifies the other Tax Indemnitees (as defined in clause (ii) of the definition thereof) for such Taxes, to the extent that Lessor receives payment therefor from ChoicePoint or any Lessee.

                  (b) Exclusions from General Tax Indemnity. Section 7.4(a) shall not apply to:

                           (i) Taxes on, based on, or measured by or with respect to net income of the Lessor, the Agent and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, and (B) withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which Lender became a Lender hereunder or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Funded Amounts;

                           (ii) Taxes on, based on, or in the nature of, or measured by Taxes on doing business and business privilege, franchise, capital, capital stock, net worth, gross receipts or similar Taxes, other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor and the Lenders had advanced funds to a Lessee or the Construction Agent in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes relating to any Leased Property;

                           (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement;

                           (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earlier of (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessees' obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earlier of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

                           (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition or bankruptcy by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Leased Property by any Lessee, (B) any sale or transfer resulting from the exercise by any Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

                           (vi)     any Tax which is being contested in
         accordance with the provisions of Section 7.4(c), during the pendency of such contest;

                           (vii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property);

                           (viii) any Tax that results from a Tax Indemnitee engaging, with respect to any Leased Property, in transactions unrelated to the Leased Properties or the transactions contemplated by the Operative Documents;

                           (ix) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return or pay a Tax that it is required to file or pay in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where a Lessee did not give timely notice to such Tax Indemnitee (and such Tax Indemnitee otherwise had no actual knowledge) of such filing or payment requirement that would have permitted a proper and timely filing of such return or payment of such Tax, as the case may be, or (B) results from the failure of a Lessee to supply information necessary for the proper and timely filing of such return or payment of such Tax, as the case may be, that was not in the possession of such Tax Indemnitee; and

                           (x) any Tax that results from the breach by the Lessor of its representation and warranty made in Section 4.3(g) or the breach of any Lender of its representation and warranty made in Section 4.4(b).

                  (c) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessees may have an indemnity obligation pursuant to Section 7.4, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessees may have an indemnity obligation pursuant to Section 7.4 may be payable, such Tax Indemnitee shall promptly notify ChoicePoint. ChoicePoint shall be entitled, at its expense, to participate in, and, to the extent that ChoicePoint desires to, assume and control the defense thereof; provided, however, that ChoicePoint, shall have acknowledged in writing its and each Lessee's obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, provided further, that ChoicePoint shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of ChoicePoint and the Lessees, on behalf of ChoicePoint with representatives reasonably satisfactory to ChoicePoint or a Lessee) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding (x) involves any risk of imposition of criminal liability or any material risk of civil liability in excess of $1,000,000 on such Tax Indemnitee or (y) will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless ChoicePoint or a Lessee shall have posted a bond or other security satisfactory to the relevant Tax Indemnitees in respect to such risk, (B) such proceeding involves Claims not fully indemnified by the Lessees which ChoicePoint and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing, (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessees or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if ChoicePoint shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to ChoicePoint stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, provided, however, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by ChoicePoint in accordance with the foregoing.

         Each Tax Indemnitee shall, at ChoicePoint's and the Lessees' expense, supply ChoicePoint with such information and documents in such Tax Indemnitee's possession as are reasonably requested by ChoicePoint and are necessary or advisable for ChoicePoint to participate in any action, suit or proceeding to the extent permitted by this Section 7.4. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.4 without the prior written consent of ChoicePoint, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this Section 7.4 with respect to such Claim.

         Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 7.4 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (b) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of Tax Indemnitee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and ChoicePoint shall consult in good faith with each other regarding the conduct of such contest controlled by either.

                  (d) Reimbursement for Tax Savings. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by ChoicePoint or any Lessee pursuant to this Section 7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by ChoicePoint or any Lessee pursuant to this Section 7.4, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessees are not required to indemnify such Tax Indemnitee pursuant to this Section 7.4, which reduction in Taxes was not taken into account in computing such payment by ChoicePoint or any Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to ChoicePoint (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that no such payment shall be made so long as an Event of Default shall have occurred and be continuing (but shall be paid promptly after all Events of Default have been cured) and, provided, further, that the amount payable to ChoicePoint by any Tax Indemnitee pursuant to this Section 7.4(d) shall not at any time exceed the aggregate amount of all indemnity payments made by ChoicePoint and the Lessees under this Section 7.4 to such Tax Indemnitee with respect to the Taxes which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes less the amount of all prior payments made to ChoicePoint by such Tax Indemnitee under this Section 7.4(d). Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from ChoicePoint or the Lessees pursuant to this Section 7.4. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to ChoicePoint and the Lessees under this Section 7.4(d) shall be treated as a Tax for which ChoicePoint and the Lessees are obligated to indemnify such Tax Indemnitee hereunder without regard to Section 7.4(b) hereof.

                  (e)      Payments. Any Tax indemnifiable under this Section
7.4 shall be paid by ChoicePoint or a Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 7.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to Section 7.4 shall be made to the Tax Indemnitee entitled thereto or ChoicePoint, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Master Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that ChoicePoint and the Lessees are required to pay, ChoicePoint shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for ChoicePoint's or a Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                  (f) Reports. If ChoicePoint or any Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 7.4, such Lessee shall, if such Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Leased Property in such Lessee); provided, however, that if such Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, such Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, the related Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Lessee.

                  (g) Verification. At ChoicePoint's request, the amount of any indemnity payment by a Lessee or any payment by a Tax Indemnitee to ChoicePoint pursuant to this Section 7.4 shall be verified and certified by an independent public accounting firm selected by ChoicePoint and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in ChoicePoint's favor of 5% or more of the related indemnity payment, the costs of such verification shall be borne by ChoicePoint; otherwise, such costs shall be borne by the related Tax Indemnitee. In no event shall ChoicePoint or any Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax

Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, provided that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Master Agreement and that matters of interpretation of this Master Agreement are not within the scope of the independent accounting firm's responsibilities.

         SECTION 7.5       Increased Costs, etc.

                  (a) Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Funding Party to make or maintain LIBOR Advances as contemplated by this Master Agreement, (a) the commitment of such Funding Party hereunder to continue LIBOR Advance as such and convert Funded Amounts to LIBOR Advance shall forthwith be cancelled and (b) such Funding Party's Funded Amounts then outstanding as LIBOR Advance, if any, shall be converted automatically to Base Rate Advances on the respective last days of the then current Rent Periods with respect to such Funded Amounts or within such earlier period as required by law. If any such conversion of a LIBOR Advance occurs on a day which is not the last day of the then current Rent Period with respect thereto, each of ChoicePoint and each Lessee, jointly and severally, shall pay to such Funding Party such amounts, if any, as may be required pursuant to Section 7.5(f).

                  (b) Requirements of Law. In the event that Eurocurrency Reserve Requirements or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Funding Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Funding Party to any tax of any kind whatsoever with respect to this Master Agreement, any Note or any LIBOR Advance made by it, or change the basis of taxation of payments to such Funding Party in respect thereof (except for taxes covered by Section 7.5(d) and changes in franchise taxes or the rate of tax on the overall net income of such Funding Party);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Funding Party; or

                  (iii) shall impose on such Funding Party any other condition;

and the result of any of the foregoing is to increase the cost to such Funding Party, by an amount which such Funding Party deems to be material, of making, converting into, continuing or maintaining LIBOR Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, each of ChoicePoint and each Lessee, jointly and severally, shall promptly pay such Funding Party, upon its demand, any additional amounts necessary to compensate such Funding Party for such increased cost or reduced amount receivable. If any Funding Party becomes entitled to claim any additional amounts pursuant to this subsection in relation to such outstanding LIBOR Advances, it shall promptly notify ChoicePoint, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to ChoicePoint in good faith and setting forth in reasonable detail the calculation of such amounts shall be conclusive in the absence of manifest error. The provisions of this paragraph (b) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (c) Capital Adequacy. In the event that any Funding Party or corporation controlling such Funding Party shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Funding Party or such corporation with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Funding Party's capital as a consequence of its obligations hereunder to a level below that which such Funding Party could have achieved but for such change or compliance (taking into consideration such Funding Party's policies with respect to capital adequacy) by an amount deemed by such Funding Party to be material, then from time to time, after submission by such Funding Party in good faith to ChoicePoint (with a copy to the Agent) of a written request therefor setting forth in reasonable detail the calculation of such amount (which request shall be conclusive in the absence of manifest error), each of ChoicePoint and each Lessee, jointly and severally, shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party for such reduction to the extent imposed generally on other lessees or borrowers with whom such Funding Party has similar lease or credit arrangements (but in the case of outstanding Base Rate Advances, without duplication of any amounts already covered by such Funding Party by reason of an adjustment in the applicable Base Rate). The provisions of this paragraph (c) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (d) Taxes. Subject to Section 7.5(e), all payments made by a Lessee under the Lease and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the

Agent and each Funding Party, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Funding Party, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Funding Party (excluding a connection arising solely from the Agent or such Funding Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Master Agreement or any other Operative Document) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to the Agent or any Funding Party hereunder or under any other Operative Document, the amounts so payable to the Agent or such Funding Party (so long as such Funding Party is in compliance with Section 7.5(e), as appropriate) shall be increased to the extent necessary to yield to the Agent or such Funding Party (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Operative Documents. Whenever any Withholding Taxes are payable by a Lessee, as promptly as possible thereafter such Lessee shall send to the Agent for its own account or for the account of such Funding Party, as the case may be, a certified copy of an original official receipt received by such Lessee showing payment thereof. If a Lessee fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, each of ChoicePoint and each Lessee, jointly and severally, shall indemnify the Agent and the Funding Parties for any incremental taxes, interest or penalties that may become payable by the Agent or any Funding Party as a result of any such failure. The agreements in this subsection shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (e) Tax Forms. Each Lender to this Master Agreement on the Initial Closing Date that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the Initial Closing Date, it will deliver to ChoicePoint and the Agent two duly completed copies of (i) United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-9 or successor applicable form. Each such Lender also agrees to deliver to ChoicePoint and the Agent two further copies of the said Form W-8BEN or W-8ECI and Form W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to ChoicePoint, and such extensions or renewals thereof as may reasonably be requested by ChoicePoint or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Funding Party from duly completing and delivering any such form with respect to it and such Funding Party so advises ChoicePoint and the Agent. Such Lender shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under the Operative Documents without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax.

                  (f) Breakage Costs. Each of ChoicePoint and each Lessee, jointly and severally, agrees to indemnify each Funding Party and to hold each Funding Party harmless from any loss or expense which such Funding Party may sustain or incur as a consequence of (a) default by a Lessee in payment when due of the principal amount of or interest on any LIBOR Advance, (b) default by a Lessee in making a borrowing or conversion after such Lessee or the Construction Agent has given (or is deemed to have given) a notice in accordance with this Master Agreement, (c) default by a Lessee in making any prepayment of LIBOR Advances after such Lessee has given a notice thereof in accordance with the provisions of the Operative Documents or (d) the making of a prepayment, payment or conversion, of LIBOR Advances on a day which is not the last day of a Rent Period with respect thereto, including, without limitation, in each case, any such loss (other than non-receipt of the Applicable Margin or, without duplication, anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (it being understood that any such calculation will be made on notional amounts as the Funding Parties are not required to show that they matched deposits specifically). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to ChoicePoint in good faith shall be conclusive in the absence of manifest error. The provisions of this paragraph (f) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (g) Action of Affected Funding Parties. Each Funding Party agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to Section 7.5(a) or any amounts which might otherwise be payable pursuant to
Section 7.5(c) or (d); provided, however, that such efforts shall not cause the imposition on such Funding Party of any additional costs or legal or regulatory burdens reasonably deemed by such Funding Party to be material and shall not be deemed by such Funding Party to be otherwise contrary to its policies. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to Section 7.5(c) or (d), then such Funding Party (the "Affected Funding Party") shall use its reasonable efforts to transfer to any other Funding Party (which itself is not then an Affected Funding Party) its Loans and Commitment, subject to the provisions of
Section 6.2; provided, however, that such transfer shall not be deemed by such Affected Funding Party, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Affected Funding Party is unable, or otherwise is unwilling, so to transfer its Loans and Commitment, ChoicePoint may designate an alternate lender (reasonably acceptable to the Agent) to purchase the Affected Funding Party's Loans and Commitment, at par and including accrued interest, and, subject to the provisions of Section 6.2, the Affected Funding Party shall transfer its

Commitment to such alternate lender and such alternate lender shall become a Funding Party hereunder. Any fee payable to the Agent pursuant to Section 6.2 in connection with such transfer shall be for the account of ChoicePoint and the Lessees.

                  (h) Construction Land Interests. Any amounts payable by the Lessees pursuant to this Section 7.5 with respect to Construction Land Interests during the Construction Term therefor shall be paid with the proceeds of Advances.

         SECTION 7.6 End of Term Indemnity. In the event that at the end of the Lease Term for the Leased Properties: (i) the related Lessee elects the option set forth in Section 14.6 of the Lease, and (ii) after the Lessor receives the sales proceeds from the Leased Properties under Section 14.6 or
14.7 of the Lease, together with Lessees' payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then, within 90 days after the end of the Lease Term, the Lessor or the Agent may obtain, at Lessees' sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Agent, as the case may be, and approved by ChoicePoint, such approval not to be unreasonably withheld) in form and substance reasonably satisfactory to the Lessor and the Agent (the "Report") to establish the reason for any decline in value of the Leased Properties from the Lease Balance. The Lessees, jointly and severally, shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to

                  (v) during the time while any property was a Leased Property, extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace as required by the Operative Documents, failure to comply with all Applicable Laws, failure to use good workmanship with respect to work performed after the Closing Date related to such Leased Property, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the power of a Lessee to control or effect resulting in the Building failing to be of the type and quality contemplated by the Appraisal (excepting in each case ordinary wear and tear), or

                  (w) any Alteration made to, or any rebuilding of, any Leased Property or any part thereof by any Lessee, or

                  (x) any restoration or rebuilding carried out by any Lessee or any condemnation of any portion of any Leased Property pursuant to Article X of the Lease, or

                  (y) any use of any Leased Property or any part thereof by any Lessee other than as permitted by the Lease, or any act or omission constituting a breach of any requirement, condition, restriction or limitation set forth in the related Deed, related Ground Lease or the related Purchase Agreement, or

                  (z)      the existence or compliance with any IDB
         Documentation.


                                  ARTICLE VIII.
                                  MISCELLANEOUS

         SECTION 8.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Master Agreement and any of the Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Note, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 8.2 Documentary Conventions. The Documentary Conventions shall apply to this Master Agreement.

         SECTION 8.3 Expenses. Whether or not the transactions herein contemplated are consummated, each of ChoicePoint and the Lessees, jointly and severally, agrees to pay, as Supplemental Rent, all actual, reasonable and documented out-of-pocket costs and expenses of the Lessor and the Agent in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt) and of the Lessor, the Agent and the Lenders in connection with endeavoring to enforce the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lessor, the Agent and the Lenders), unless such enforcement action is finally denied by a court on the merits. All references in the Operative Documents to "attorneys' fees" or "reasonable attorneys fees" shall mean reasonable attorneys' fees actually incurred, without regard to any statutory definition thereof. Notwithstanding the foregoing, all such costs and expenses related to the any Construction Land Interest shall be paid with the proceeds of Advances (subject to the conditions set forth in this Master Agreement).

         SECTION 8.4 Liabilities of the Funding Parties: Sharing of Payments. (a) No Funding Party shall have any obligation to any other Funding Party or to the Guarantor or any Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. No Lender shall have any obligation or duty to

ChoicePoint or any Lessee, any other Funding Parties or any other Person with respect to the transactions contemplated hereby except to the extent of the obligations and duties expressly set forth in this Master Agreement or the Loan Agreement.

         (b) If any Funding Party shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all the Funding Parties, such Funding Parties shall forthwith purchase from the other Funding Parties such participations in the Advances owed to them as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and such Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such Funding Party's ratable share (according to the proportion of (i) the amount of the participation purchased from such Funding Party as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Funding Party's ratable share (according to the proportion of (i) the amount of such Funding Party's required repayment to (ii) the total amount so recovered from the purchasing Funding Party) of any interest or other amount paid or payable by the purchasing Funding Party in respect of the total amount so recovered. Each Funding Party agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section 8.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of such Funding Party in the amount of such participation.

         SECTION 8.5 Liabilities of the Agent. The Agent shall have no duty, liability or obligation to any party to this Master Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Master Agreement or the Loan Agreement, and any such duty, liability or obligations of the Agent shall be as expressly limited by this Master Agreement or the Loan Agreement, as the case may be. All parties to this Master Agreement acknowledge that the Agent is not, and will not be, performing any due diligence with respect to documents and information received pursuant to this Master Agreement or any other Operative Agreement including, without limitation, any Environmental Audit, Title Policy or survey. The acceptance by the Agent of any such document or information shall not constitute a waiver by any Funding Party of any representation or warranty of ChoicePoint or any Lessee even if such document or information indicates that any such representation or warranty is untrue.

         SECTION 8.6 Changes in GAAP. In the event that there are any accounting pronouncements after the date hereof affecting the accounting treatment of operating leases as a result of the "special purpose nature" of the lessor, the parties hereto hereby agree to negotiate in good faith such amendments, if any, to the Operative Documents as may be necessary to avoid classification of the Lease as a financing under GAAP as a result of the application of any such accounting pronouncements.

         IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 CHOICEPOINT INC., as Guarantor and as a Lessee



                                 By: /s/ David E. Trine
                                    -------------------------------------------
                                 Name Printed: David E. Trine
                                              ---------------------------------
                                 Title: Treasurer
                                       ----------------------------------------

                                 ATLANTIC FINANCIAL GROUP, LTD., as Lessor

                                 By: Atlantic Financial Managers, Inc.,
                                 its General Partner



                                 By: /s/ Stephen Brookshire
                                    -------------------------------------------
                                 Name Printed: Stephen Brookshire
                                 Title: President

                                 SUNTRUST BANK, as Agent and as a Lender



                                 By: /s/ Daniel S. Komitor
                                    -------------------------------------------
                                 Name Printed: Daniel S. Komitor
                                              ---------------------------------
                                 Title: Director
                                       ----------------------------------------

                                 FLEET NATIONAL BANK, as a Lender



                                 By: /s/ John B. Desmond
                                    -------------------------------------------
                                 Name Printed:  John B. Desmond
                                              ---------------------------------
                                 Title:  Director
                                       ----------------------------------------

                                 BNP PARIBAS, as a Lender



                                 By: /s/ Mike Shryock
                                    -------------------------------------------
                                 Name Printed: Mike Shryock
                                              ---------------------------------
                                 Title: Vice President
                                       ----------------------------------------


                                 By: /s/ Aurora Abella
                                    -------------------------------------------
                                 Name Printed: Aurora Abella
                                              ---------------------------------
                                 Title: Vice President
                                       ----------------------------------------

                                   APPENDIX A
                                       to
                                Master Agreement

             DEFINITIONS, INTERPRETATION AND DOCUMENTARY CONVENTIONS

         A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

                  (iii)    reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented, waived, restated or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law means such Applicable Law as amended, waived, restated, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section, paragraph or other provision of such Operative Document;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (ix)     "or" is not exclusive; and

                  (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

         D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring any Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "A Loan" means with respect to any Leased Property, the principal portion of the related Loans equal to the Recourse Deficiency Amount for such Leased Property.

         "Acquisition" means any transaction or series of related transactions for the purpose of, or resulting, directly or indirectly, in (a) the acquisition of all or substantially all the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interest, membership interest, or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation of, or any other combination with, another Person (other than a Person that is a Subsidiary).

         "Additional Amounts" is defined in Section 3.2 of the Construction Agency Agreement.

         "Additional Insured" means each of the Agent, each Lender and Lessor.

         "Address" means with respect to any Person, its address set forth in
Schedule I hereto or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner provided for the giving of notices thereunder.

         "Advance" means a LIBOR Advance or a Base Rate Advance.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common Control with the Person specified. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to an Indemnitee or by an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or the recipient of such payment from an Indemnitee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

         "Agent" means SunTrust Bank, a Georgia banking corporation, in its capacity as agent under the Master Agreement and the Loan Agreement.

         "Alterations" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

         "Applicable Law" means, each as and to the extent applicable: all laws (including Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authority, judgments, decrees, injunctions, writs, and orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including wetlands) and those pertaining to the construction, use or occupancy of any Leased Property).

         "Applicable Margin" shall mean, for any day, (i) with respect to Base Rate Advances, the applicable rate per annum set forth below under the captions "Base Rate Advances," and (ii) with respect to LIBOR Advances, the applicable rate per annum set forth below under the captions "LIBOR Advances," as the case may be, based upon ChoicePoint's ratio of Funded Debt to Consolidated EBITDA, measured quarterly, effective in the first fiscal quarter immediately following the date of delivery of the Compliance Certificate to the Agent:

FUNDED DEBT TO
CONSOLIDATED                                          LIBOR                                 BASE RATE
EBITDA RATIO                                         ADVANCES                               ADVANCES
--------------                                       --------                               ---------
Greater than or Equal to 3.0:1.0                     2.125%                                      0%

Less than 3.0:1.0 and Greater
  than or Equal to 2.5:1.0                           1.5%                                        0%

Less than 2.5:1.0 and Greater
  than or Equal to 2.0:1.0                           1.375%                                      0%

Less than 2.0:1.0                                    1.0%                                        0%

For purposes of the foregoing, (i) the Applicable Margin on the initial Closing Date is 1.0% and shall remain 1.0% through and including September 30, 2001 (by way of example, as of the first day of the third fiscal quarter of ChoicePoint, the Applicable Margin shall be calculated based upon the ratio of Funded Debt to Consolidated EBITDA of ChoicePoint reported in the Compliance Certificate delivered by ChoicePoint for the first fiscal quarter of such fiscal year of ChoicePoint); and (ii) if ChoicePoint fails to provide the Compliance Certificate and related financial statements required by Section 5.1 of the Master Agreement within the applicable time period set forth therein, the Applicable Margin shall be adjusted to 2.125% on the first day of the following fiscal quarter until such Compliance Certificate and related financial statements are delivered.

         "Appraisal" is defined in Section 3.1 of the Master Agreement.

         "Appraiser" means an MAI appraiser reasonably satisfactory to the Agent.

         "Architect" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "Architect's Agreement" means, with respect to any Leased Property, the architectural services agreement, if any, between the related Lessee and the related Architect.

         "Asset Securitization" means the $100,000,000 asset securitization program entered into by the Receivables Subsidiaries and Three Pillars Funding Corporation.

         "Asset Securitization Agreements" means those documents which govern the Asset Securitization.

         "Assignment of Lease and Rents" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

         "Authority" means a development or similar authority of any state, county or municipality that is an issuer of Bonds.

         "Award" means any award or payment received by or payable to the Lessor or a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "B Loan" means with respect to any Leased Property, the excess of the principal of the Loans related to such Leased Property over the Recourse Deficiency Amount for such Leased Property.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

         "Base Rate" means (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. The Base Rate is determined daily.

         "Base Rate Advance" means that portion of the Funded Amount bearing interest at the Base Rate.

         "Base Lease Term" means, with respect to any Leased Property, (a) the period commencing on the Completion Date for such Leased Property (or the Closing Date, if such Leased Property is not a Construction Land Interest) and ending on August 29, 2007 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

         "Basic Rent" means, for any Lease Term, the rent payable pursuant to
Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date.

         "Bonds" means industrial revenue or development bonds issued by a state, county or municipal authority in connection with any Leased Property.

         "Building" means, with respect to any Leased Property, (i) the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the Building, (ii) all equipment and other personal property financed by the Lessor and/or the Lenders and (iii) all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures unless financed by the Lessor and/or the Lenders).

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

         "Capital Lease" shall mean, as applied to any Person, any lease of any asset by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means, with respect to any Person, all capital stock of such Person, whether voting or nonvoting, including common stock and preferred stock of such Person.

         "Casualty" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

         "CDB/Infotek" means ChoicePoint Public Records, Inc., a California corporation.

         "Change in Control Provision" means any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of ChoicePoint evidencing debt or a commitment to extend loans in excess of $5,000,000 which requires, or permits the holder(s) of such Indebtedness of ChoicePoint to require that such Indebtedness of ChoicePoint be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of ChoicePoint to be accelerated in any respect, as a result of a change in ownership of the Capital Stock of ChoicePoint or voting rights with respect thereto.

         "ChoicePoint" means ChoicePoint Inc., a Georgia corporation.

         "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Closing Date" means, with respect to each parcel of Land, the date on which such Land is acquired by the Lessor pursuant to a Purchase Agreement or such Land is leased to the Lessor pursuant to a Ground Lease and the initial Funding occurs with respect to such Land under the Master Agreement.

         "Code" or "Tax Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Commitment" means as to each Funding Party, its obligation to make Fundings as investments in each Leased Property, or to make Loans to the Lessor, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

         "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

         "Completion Date" with respect to any Leased Property that is a Construction Land Interest means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

         "Condemnation" means any condemnation, requisition, confiscation, seizure, permanent use or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

         "Consolidated Companies" means, collectively, ChoicePoint and all of its Subsidiaries, other than the Receivables Subsidiaries.

         "Consolidated EBIT" means, for any fiscal period of ChoicePoint, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income
(Loss) and, to the extent deducted in determining such Consolidated Net Income
(Loss), provisions for (i) taxes based on income and (ii) Consolidated Interest Expense, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (y) the result of any sale of assets, or (z) resulting from minority investments, together in the case of (x), (y) or (z), any related provision for taxes included in Consolidated Net Income (Loss) with respect thereto, plus (C) non-recurring non-cash charges, including without limitation, accruals related to any acquisition and earnouts incurred in connection with any acquisition to the extent not paid in cash.

         "Consolidated EBITDA" means, for any four fiscal-quarter period of ChoicePoint, an amount equal to the sum of (A) Consolidated EBIT plus (B) depreciation and amortization expense to the extent deducted in determining Consolidated Net Income (Loss), plus (C) without duplication, the sum of the following items to the extent not included in Consolidated EBITDA for such period:

                  (1) the net income (or net loss) for such four fiscal quarter period of any Person which became a Subsidiary during such period (a "New Subsidiary");

                  (2) the net income (or net loss) derived during such four fiscal quarter period from any assets acquired by any Consolidated Company during such period ("New Assets");

                  (3) the sum of (x) taxes based on income, (y) Consolidated Interest Expense and (z) depreciation and amortization expense, in each case to the extent deducted in determining net income of any New Subsidiary or derived from any New Assets during such four fiscal quarter period, minus any items of gain (or plus any items of loss) which were included in determining such net income and were (aa) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (bb) the result of any sale of assets, or (cc) resulting from minority investments, together in the case of (aa), (bb) or (cc), any related provision for taxes included in such net income with respect thereto; and

                  (4) non-recurring non-cash charges of any New Subsidiary or derived from any New Assets during such four fiscal quarter period, including without limitation, accruals related to any acquisition and earnouts incurred in connection with any acquisition to the extent not paid in cash.

         "Consolidated EBITR" means, for any fiscal period of ChoicePoint, an amount equal to the sum of Consolidated EBIT plus Consolidated Rental Expense for such period.

         "Consolidated Fixed Charges" means, for any fiscal period of ChoicePoint, the sum of (A) Consolidated Interest Expense, plus (B) Consolidated Rental Expense, plus (C) dividends and distributions on Capital Stock paid in cash during such fiscal period by ChoicePoint, any other Consolidated Company or any Receivables Subsidiary, but excluding the one-time dividend paid by ChoicePoint to Equifax as of the Spin-Off Date and any repurchases of Capital Stock of ChoicePoint.

         "Consolidated Interest Expense" means, for any fiscal period of ChoicePoint, total interest expense of the Consolidated Companies and the Receivables Subsidiaries (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income (Loss)" means, for any fiscal period of ChoicePoint, the net income (or loss) of the Consolidated Companies or any Receivables Subsidiary for such period (taken as a single accounting period), but excluding therefrom (to the extent otherwise included therein) the income of any Consolidated Company or any Receivables Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company or Receivables Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation; provided that the foregoing exclusion shall not apply to CDB/Infotek so long as there is at least $1 of outstanding intercompany debt owed by CDB/Infotek to another Consolidated Company.

         "Consolidated Net Worth" means, as of any date of determination, shareholders' equity of ChoicePoint, determined on a consolidated basis in conformity with GAAP.

         "Consolidated Rental Expense" means, for any fiscal period of ChoicePoint, the operating lease expense of the Consolidated Companies and the Receivables Subsidiaries determined in accordance with GAAP for leases with an initial term greater than one year, as disclosed in the notes to ChoicePoint's consolidated financial statements of the Consolidated Companies or as disclosed in the notes to any Receivable Subsidiary's financial statements, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of ChoicePoint in its consolidated financial statements as of such date.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with ChoicePoint are treated as a single employer under Section 414 of the Code.

         "Construction" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications.

         "Construction Agency Agreement" means the Construction Agency Agreement, dated as of August 29, 2001, between ChoicePoint and the Lessor.

         "Construction Agent" means ChoicePoint in its capacity as construction agent pursuant to the Construction Agency Agreement.

         "Construction Budget" is defined in Section 2.4 of the Construction Agency Agreement.

         "Construction Conditions" means the conditions set forth in Section 3.5 of the Master Agreement.

         "Construction Contract" means, with respect to any Leased Property, that certain construction contract, if any, between the related Lessee or the Construction Agent and a General Contractor for the Construction of the related Building, which contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit D to the Master Agreement.

         "Construction Costs" means, with respect to any Leased Property, all costs of acquisition or ground lease, as applicable, of the related Land, all closing, development and transaction costs related thereto, including fees, costs and expenses of attorneys, architects, surveyors, engineers, title and other insurance companies, appraisers and environmental firms, all costs of Construction, and all interest and Yield accrued on the Funded Amounts related to such Leased Property during the Construction Term therefor.

         "Construction Failure Event" is defined in Section 5.1 of the Construction Agency Agreement.

         "Construction Failure Payment" means, with respect to any Leased Property and as of any date of calculation, an amount equal to (i) 100% of the related Raw Land Cost, plus (ii) the excess of (A) 89.9% of the Project Costs (exclusive of Raw Land Cost) incurred as of the date of calculation, minus (B) the sum of (1) Force Majeure Losses incurred with respect to such Leased Property during the Construction Term, and (2) the Present Value of any payments (other than Unrestricted Indemnification Amounts) payable by the Construction Agent under the Operative Documents that the Construction Agent is legally required to pay as of the date of calculation (provided that such payments shall not include any amounts that are payable by the Construction Agent that require the approval or consent but have not been approved or consented to by the Agent in accordance with Section 3.4 of the Construction Agency Agreement) that have not been reimbursed as of the date of calculation.

         "Construction Force Majeure Declaration" is defined in Section 3.4 of the Construction Agency Agreement.

         "Construction Force Majeure Event" means, with respect to any Leased
Property:

         (a) a flood, earthquake, hurricane, cyclone, tornado or other act of God arising after the related Closing Date, or

         (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

         (c) strikes, lockouts, labor troubles, unavailability of materials (including delays in delivery), riots, civil unrest, insurrections or other causes beyond a Lessee's control which causes damage to the Leased Property or which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of reasonable due diligence by the Construction Agent.

         "Construction Land Interest" means each parcel of Land on which the related Lessee intends to build a Building and for which the Completion Date has not yet occurred.

         "Construction Term" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

         "Construction Term Expiration Date" means, with respect to any Leased Property, the earliest of the following:

         (a)      the related Completion Date,

         (b) the date on which the aggregate Funded Amounts equal the Commitments, and

         (c)      the related Scheduled Construction Termination Date.

         "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "Credit Agreement" means the Revolving Credit Agreement, dated as of August 5, 1997, among ChoicePoint, the lenders listed therein, Wachovia Bank, N.A., as administrative agent, and SunTrust Bank, as documentation agent.

         "Deed" means, with respect to any Land, a general warranty deed (or, if the related Title Policy is acceptable to the related Lessee and the Agent, a special or limited warranty deed, provided that unless consented to by the related Lessee, the Lessor and the Agent, such deed is not the equivalent of a quit-claim deed in the applicable jurisdiction), dated on or before the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

         "Default" means an Event of Default or a Potential Event of Default.

         "Documentary Conventions" means the provisions set forth in Paragraph F of this Appendix A.

         "EITF 97-10" means FASB Emerging Issues Task Force Issue No. 97-10.

         "Engineer" means, with respect to any Leased Property, the engineer engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "Engineer's Agreement" means, with respect to any Leased Property the engineering services agreement, if any, between the Construction Agent, in its capacity as agent for Lessor, and the related Engineer.

         "Environmental Audit" means, with respect to each parcel of Land, a Phase I Environmental Assessment and, if recommended in such Phase I Environmental Assessment, a Phase II Environmental Assessment, dated no more than six months prior to the related Closing Date, by an environmental services firm satisfactory to the Agent.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Law.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of ChoicePoint or any Consolidated Subsidiary required by any Environmental Law.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Law, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Law, whether or not incorporated in a judgment, decree or other.

         "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. ss. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss. 1801-1812, the Toxic Substances Control Act, 15 U.S.C. ss. 2601-2671, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Law.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Law, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Law or any investigations concerning any violation of any Environmental Law.

         "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Law.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable Environmental Law.

         "Equifax" means Equifax Inc., a Georgia corporation.

         "Equipment" means, with respect to any Leased Property, that portion of the Building related to such Leased Property that constitutes personal property for sales tax purposes of the applicable jurisdiction.

         "Existing Lease" means the Lease Agreement, dated as of July 31, 1997, between SunTrust Banks, Inc. and ChoicePoint.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" means, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

         "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

         "Event of Loss" is defined in Section 10.1 of the Lease.

         "Event of Taking" is defined in Section 10.2 of the Lease.

         "Fair Market Sales Value" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the

Agent, and, unless an Event of Default has occurred, reasonably acceptable to the related Lessee, that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the related Lessee, for the purchase of such Leased Property, without deduction of any costs or expenses of dismantling and relocating any equipment that constitutes a part of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section
13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

         "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Fee Percentage" shall mean, for any day, the applicable rate per annum set forth below based upon ChoicePoint's ratio of Funded Debt to Consolidated EBITDA, measured quarterly, effective in the first fiscal quarter immediately following the date of delivery of the Compliance Certificate to the Agent:

       Funded Debt to Consolidated
              EBITDA Ratio                               Fee Percentage
       ---------------------------                       --------------
    Greater than or Equal to 3.0:1.0                         0.30%

      Less than 3.0:1.0 and Greater
        than or Equal to 2.5:1.0                             0.30%

      Less than 2.5:1.0 and Greater
        than or Equal to 2.0:1.0                             0.25%

            Less than 2.0:1.0                                0.20%

         For purposes of the foregoing, (i) the Fee Percentage on the initial Closing Date is 0.20% and shall remain 0.20% through and including September 30, 2001 (by way of example, as of the first day of the third fiscal quarter of ChoicePoint, the Fee Percentage shall be calculated based upon the ratio of Funded Debt to Consolidated EBITDA of ChoicePoint reported in the Compliance Certificate delivered by ChoicePoint for the first fiscal quarter of such fiscal year of ChoicePoint); and (ii) if ChoicePoint fails to provide the Compliance Certificate and related financial statements required by Section 5.1 of the Master Agreement within the applicable time period set forth therein, the Fee Percentage shall be adjusted to 0.30% on the first day of the following fiscal quarter until such Compliance Certificate and related financial statements are delivered.

         "Final Rent Payment Date" with respect to any Leased Property is defined in Section 13.1(e) of the Lease.

         "Fiscal Quarter" means any fiscal quarter of ChoicePoint.

         "Fiscal Year" means any fiscal year of ChoicePoint.

         "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter of ChoicePoint, the ratio of (A) Consolidated EBITR to (B) Consolidated Fixed Charges, in each case calculated with respect to the immediately preceding four fiscal quarters ending on such date.

         "Force Majeure Losses" means, with respect to any Leased Property and as of any date of calculation, the loss incurred by the Lessor in connection with a Construction Force Majeure Event with respect to which a Construction Force Majeure Declaration has been made, measured by the sum of (i) the lower of
(A) the insurance proceeds paid with respect thereto plus the related deductible amount and (B) the reduction in Fair Market Sales Value of the Leased Property as a result of the Construction Force Majeure Event as set forth in an Appraisal, plus (ii) other direct costs incurred by the Lessor or by the Construction Agent that the Lessor has consented to in accordance with Section
3.4 of the Construction Agency Agreement in connection with such Construction Force Majeure Event to the extent such costs are not covered by insurance; provided that insurance proceeds shall be used in such calculation only to the extent the event giving rise to the loss can be remediated for an amount equal to the resulting insurance proceeds plus the deductible; provided, further, that it is expressly understood and agreed that Force Majeure Losses shall not include the costs of repairing damage occasioned not as a result of the Construction Force Majeure Event, but as a result of the Construction Agent's failure to take all reasonable steps to minimize the damages caused by such Construction Force Majeure Event.

         "Foreign Plan" means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

         "Foreign Subsidiary" means each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

         "Funded Amount" means, as to the Lessor, the Lessor's Invested Amounts, and, as to each Lender, the outstanding principal amount of such Lender's Loans.

         "Funded Debt" means all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of the foregoing, which by its terms matures more than one year from the date of any calculation thereof or which is renewable or extendable at the option of the obligor to a date beyond one year from such date. The calculation of Funded Debt shall include (i) all Funded Debt of the Consolidated Companies and the Receivables Subsidiaries, plus (ii) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company or a Receivables Subsidiary, to the extent supported by a letter of credit issued for the account of a Consolidated Company or a Receivables Subsidiary, or as to which and to the extent which a Consolidated Company or a Receivables Subsidiary or their respective assets otherwise have become liable for payment thereof, plus (iii) the redemption amount with respect to the stock of ChoicePoint required to be redeemed during the next succeeding twelve months at the option of the holder or its Subsidiaries. Notwithstanding the foregoing, "Funded Debt" shall exclude the Operative Documents and all operating lease obligations except that (A) as of the earlier of (i) September 30, 2002 and (ii) the effective date of any revolving credit agreement entered into in replacement of the Credit Agreement, "Funded Debt" shall include the principal or invested amount of all synthetic leases pursuant to which any Consolidated Company is the lessee and (B) for purposes of calculating the Funded Debt to Consolidated EBITDA Ratio for the calculation of Applicable Margin and Fee Percentage, "Funded Debt" shall only include the principal or invested amount of all synthetic leases entered into by any Consolidated Company after the date of the Master Agreement.

         "Funding" means any funding by the Funding Parties pursuant to Section
2.2 of the Master Agreement.

         "Funding Date" means each Closing Date and each other date on which a Funding occurs under Section 2 of the Master Agreement.

         "Funding Parties" means the Lessor and the Lenders, collectively.

         "Funding Party Balance" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's

Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessees under the Operative Documents, and (ii) for each Lender as of any date of determination, an amount equal to the sum of the outstanding principal of such Lender's related Loans, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessees under the Operative Documents.

         "Funding Request" is defined in Section 2.2 of the Master Agreement.

         "Funding Termination Date" means the earliest of (i) April 31, 2003, subject to the occurrence of a Construction Force Majeure Event, and (ii) the termination of the Commitments pursuant to Section 5.2 of the Loan Agreement.

         "Future Value" means, with respect to any component of the Recourse Deficiency Percentage, the accreted value of such component as of the end of the Base Lease Term, that is giving effect to the time value of money using the Implicit Rate.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "General Contractor" with respect to any Leased Property means the general contractor therefor selected by the Construction Agent.

         "General Partner" means Atlantic Financial Managers, Inc., a Texas corporation.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citations, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them, including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, ChoicePoint, the Subsidiaries or any of their Property or the Agent or any Funding Party.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including Environmental Laws and occupational, safety and health standards or controls, of any Governmental Authority.

         "Ground Lease" means, with respect to any Land, the ground lease between the related Ground Lessor and the Lessor pursuant to which a leasehold estate is conveyed in the Land to the Lessor.

         "Ground Lessor" means, as to any Land, the ground lessor of such Land.

         "Guarantor" means ChoicePoint, in its capacity as guarantor under the Guaranty Agreement.

         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Guaranty Agreement" means the Guaranty, dated as of August 29, 2001 by the Guarantor in favor of the Funding Parties.

         "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "IDB Documentation" means the Bonds, each IDB Lease and all other agreements, documents, contracts and instruments entered into in connection with any Bonds or IDB Property.

         "IDB Property" means each Leased Property that is the subject of Bonds.

         "IDB Lease" means a lease between the Lessor and an Authority with respect to a Leased Property.

         "Implicit Rate" means the weighted average of the Lessor Rate and the rate at which interest on the Lenders' Loans is capitalized, each as in effect on the date of calculation based on the outstanding Funded Amounts.

         "Indebtedness" of any Person means, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof to the extent required to be disclosed in such Person's financial statements in accordance with GAAP.

         "Indemnitee" means the Agent (in its individual capacity and in its capacity as Agent), each Lender and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee or the Guarantor be an Indemnitee.

         "Initial Closing Date" means the Closing Date for the first Leased Property acquired by the Lessor.

         "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, Capital Stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person. Each Investment shall be valued as of the date made;

provided that any Investment or portion of an Investment consisting of Indebtedness shall be valued at the outstanding principal balance thereof as of the date of determination.

         "Joinder Agreement" means an agreement substantially in the form of Exhibit E to the Master Agreement pursuant to which a Subsidiary of ChoicePoint shall become a Lessee.

         "Land" means the land described in Appendix B to the related Lease Supplement.

         "Lease" means the Master Lease Agreement, dated as of August 29, 2001, among the Lessees and the Lessor, together with each Lease Supplement.

         "Lease Balance" means, with respect to all of the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties (including all Additional Amounts), all accrued and unpaid interest on the Loans (including interest on Additional Amounts funded by the Lenders), all accrued and unpaid Yield on the Lessor's Invested Amounts (including Yield on Additional Amounts funded by Lessor), all unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by any Lessee under the Operative Documents.

         "Lease Supplement" is defined in Section 2.2 of the Lease.

         "Lease Term" with respect to any (i) Leased Property that is a Construction Land Interest, means the period from the Closing Date for such Leased Property to the Completion Date for such Leased Property (or such shorter period as may result from earlier termination of the Lease as provided therein) plus the Base Lease Term therefor and (ii) any other Leased Property, the Base Lease Term therefor.

         "Lease Termination Date" means the last day of the Lease Term.

         "Leased Property" means Land and the related Building(s). For purposes of the Lease, "Leased Property" means the Land identified in a Lease Supplement to the Lease and the Buildings related thereto, unless the context provides otherwise.

         "Leased Property Balance" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts (including all Additional Amounts related to such Leased Property) of all Funding Parties, all accrued and unpaid interest on the related Loans (including interest on Additional Amounts related to such Leased Property funded by the Lenders), all accrued and unpaid Yield on the related Lessor's Invested Amounts (including Yield on Additional Amounts related to such Leased Property funded by Lessor), all related unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by the related Lessee under the Operative Documents.

         "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period, provided that Lender Basic Rent shall not include any Additional Amounts or any interest accrued on any Loans that constitute Additional Amounts.

         "Lenders" means such financial institutions as are, or who may, as permitted by Section 6.2(b) of the Master Agreement, hereafter become, parties to the Loan Agreement as lenders to the Lessor.

         "Lending Office" for each Lender means the office such Lender designates in writing from time to time to ChoicePoint and the Agent.

         "Lessee" is defined in the preamble to the Master Agreement. The "related" Lessee with respect to any Leased Property means the Lessee that is a party to the Lease Supplement for such Leased Property or that is leasing such Leased Property, as the case may be.

         "Lessor" is defined in the preamble to the Master Agreement.

         "Lessor Basic Rent" means, for any Rent Period, the aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts under Section 2.3(a) of the Master Agreement during such Rent Period, provided that Lessor Basic Rent shall not include any Additional Amounts or any Yield on any of the Lessor's Invested Amounts that constitute Additional Amounts.

         "Lessor Liens" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor, or any Person claiming through the Lessor unrelated to the transactions contemplated by the Operative Documents or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor, or any Person claiming through the Lessor, except any Tax for which a Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by a Lessee or the Construction Agent).

         "Lessor Rate" is defined in the Lessor Side Letter.

         "Lessor Side Letter" means the letter agreement, dated as of August 29, 2001, between ChoicePoint and the Lessor.

         "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to Section 2.3(c) of the Master Agreement.

         "LIBOR" means, for any Rent Period, with respect to LIBOR Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Rent Period and in an amount comparable to such Advances, appearing on the Telerate Screen Page 3750 as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Rent Period. If two or more of such rates appear on the Telerate Screen Page 3750, the rate for that Rent Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Telerate Screen for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to ChoicePoint and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "LIBOR Advance" means that portion of the Funded Amount bearing interest at a rate based on LIBOR.

         "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "Limited Event of Default" means an Event of Default under (1) paragraph (1) of Article XII of the Lease if such event occurs as a result of a hostile takeover or (2) paragraph (e), (j), or (p) of Article XII of the Lease, solely if the breach of the related covenant, representation or warranty was based on a subjective interpretation of the term "diligently," "Material Adverse Effect," "material" or "diligently."

         "Loan" shall have the meaning specified in Section 2.1 of the Loan Agreement.

         "Loan Agreement" means the Loan Agreement, dated as of August 29, 2001, among the Lessor, the Agent and the Lenders.

         "Loan Documents" means the Loan Agreement, the Note, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

         "Loan Event of Default" means any of the events specified in Section
5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

         "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

         "Loss Proceeds" is defined in Section 10.6 of the Lease.

         "Margin Regulations" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Margin Stock" shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or interpreted from time to time.

         "Master Agreement" means the Master Agreement, dated as of August 29, 2001, among the Guarantor, the Lessees, the Lessor, the Agent and the Lenders.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Guarantor, (b) the ability of the Guarantor, ChoicePoint or any Lessee to perform any of its respective obligations under the Operative Documents to which it is a party, (c) the rights of or benefits available to the Funding Parties under the Operative Documents, (d) the value, utility or useful life of any Leased Property or (e) the priority, perfection or status of the Agent's or any Funding Party's interest in any Leased Property or in the Lease, the Guaranty or the Construction Agency Agreement.

         "Material Subsidiary" means each Subsidiary of ChoicePoint (other than the Receivables Subsidiaries), now existing or hereafter established or acquired, that at any time prior to the Lease Termination Date (i) has or acquires assets which constitute fifteen percent (15%) or more of the Total Assets or (ii) accounts for or produces fifteen percent (15%) or more of Consolidated EBITDA during the most recently completed fiscal year of ChoicePoint.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, substantially in the form of Exhibit D-1 or D-2, as applicable, attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Note" means the note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

         "Obligations" means all indebtedness (whether principal, interest, fees or otherwise), obligations and liabilities of the Guarantor and each Lessee to the Funding Parties (including without limitation all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations and liabilities), whether arising under any of the Operative Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Funding Parties outright, conditionally or as collateral security from another, including but not limited to the obligation of the Guarantor and each Lessee to repay future advances by the Funding Parties, whether or not made pursuant to commitment and whether or not presently contemplated by the Guarantor or any Lessee and the Funding Parties under the Operative Documents.

         "Obligor" means each Lessee, the Construction Agent and the Guarantor.

         "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board, the President, any Vice President, any Executive Vice President, any Senior Vice President, any Administrative Vice President, the Treasurer, any Assistant Treasurer, the Controller or the Secretary of such Person, signing alone.

         "Operative Documents" means the Master Agreement, the Guaranty Agreement, the Purchase Agreements, the Deeds, the Lease, each Security Agreement and Assignment, the Loan Agreement, the Assignments of Lease and Rents, the Mortgages, the Note, the Ground Leases, the Joinder Agreements, the IDB Documentation, the Construction Agency Agreement, and the other documents delivered in connection with the transactions contemplated by the Master Agreement, in each case if such document has been executed and delivered by the parties thereto as of the date of determination.

         "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Base Rate in effect from time to time or, in the case of Yield, 2% above the Lessor Rate.

         "Partial Purchase Option" is defined in Section 14.1(b) of the Lease.

         "Partnership Agreement" means the Agreement of Limited Partnership of Atlantic Financial Group, Ltd., dated as of February 28, 1996, among the General Partner and the persons listed on Schedule A thereto as limited partners.

         "Payment Date" means the last day of each Rent Period.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions.

         "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof whose short-term unsecured debt is rated A-1 or better or P-1 by S&P or Moody's, respectively, and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than one month from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than one month from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of clause (b) hereof that is secured by any obligation of the type described in clauses (a) through (d) of this definition; and (f) money market funds acceptable to the Required Lenders.

         "Permitted Lease Balance" means, with respect to any Leased Property and calculated as of any date, (i) the Leased Property Balance with respect to such Leased Property as of the date of such calculation, minus (ii) Force Majeure Losses with respect to such Leased Property, plus (iii) the amount of insurance proceeds applied towards the remediation of such Force Majeure Losses. For purposes of this definition, Leased Property means the Raw Land and/or the Building subject to a particular Lease Supplement.

         "Permitted Lien" means: (a) Liens for Taxes not assessed or, if assessed, not yet due and payable, or are being contested in good faith by appropriate proceedings; (b) repairman's, mechanic's, carrier's or other similar Liens arising in the ordinary course of business or by operation of law securing obligations that are not more than 30 days overdue, which have been bonded or which are being contested in good faith by appropriate proceedings; (c) Lessor Liens; (d) Liens of subleases permitted by the Lease; (e) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for which adequate provisions have been made; (f) easements, rights of way and other encumbrances on title to real property to the extent permitted by the Lease; and (g) Liens described on the Title Policy delivered in connection with the related Leased Property on the Closing Date therefor, but only if, in the case of Liens being contested as described in clause (a), (b) or (e) above, (i) adequate reserves have been provided by the related Lessee for the payment of the Taxes or other obligations; and (ii) such proceedings, or the continued existence of such Lien, do not give rise to any substantial likelihood of the sale, forfeiture or other loss of the related Leased Property or any interests therein, or any likelihood of criminal liability on the part of the Agent or any Funding Party.

         "Person" means an individual, corporation, company, partnership, limited liability company, joint venture, voluntary association, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof or any other form of entity.

         "Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

         "Plans and Specifications" means with respect to any Building the final plans and specifications for such Building, which may be standard forms for buildings of that type, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

         "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "Present Value" with respect to any payment to be made in the future means the amount of such payment, discounted to present value as of the date of calculation employing a discount rate equal to the Implicit Rate, and, with respect to any payment made prior to the date of such calculation means the amount of such payment, plus interest on such amount calculated at the Implicit Rate for such Leased Property.

         "Project Costs" means, as of any date and with respect to any Leased Property, those portions, in the aggregate, of the Funded Amount for such Leased Property as of such date that, when expended by the Lessor, were, or would have been, capitalized by Lessor in accordance with GAAP. For purposes of calculating the Construction Failure Payment, "Project Costs" shall also include other costs related to Construction paid to third parties other than the Funding Parties as described in EITF 97-10. For purposes of calculating the Recourse Deficiency Percentage, as used in this definition, Leased Property means the Raw Land and/or the Building subject to a particular Lease Supplement.

         "Properties" means all real property owned, leased or otherwise used or occupied by ChoicePoint or any Consolidated Subsidiary, wherever located.

         "Purchase Agreement" means with respect to any Land, the purchase agreement or option agreement, as the case may be, with the Seller for the conveyance of such Land to the Lessor.

         "Purchase Option" is defined in Section 14.1(a) of the Lease.

         "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year.

         "Rating Agency" means either Moody's or S&P.

         "Raw Land" means, with respect to any Leased Property, the parcel of land described in the related Lease Supplement, excluding any improvements thereon.

         "Raw Land Cost" means, with respect to any Leased Property, the acquisition cost of the Raw Land.

         "Receivables Subsidiaries" means, collectively, ChoicePoint Capital, Inc., a Delaware corporation, and ChoicePoint Financial, Inc., a Delaware corporation.

         "Recourse Deficiency Amount" means, with respect to any Leased Property, calculated as of the Completion Date, in the case of Leased Properties that shall have been subject to the Construction Agency Agreement, or the Closing Date, in the case of all other Leased Properties, for such Leased Property, the result of (A) the Recourse Deficiency Percentage times (B) the Project Costs for such Leased Property; provided, however, that, if Raw Land is leased pursuant to a separate Lease Supplement, the Recourse Deficiency Amount with respect to such Leased Property shall equal the Raw Land Cost with respect to such Raw Land. For purposes of this definition, Leased Property means the Raw Land and/or the Building subject to a particular Lease Supplement.

         "Recourse Deficiency Percentage" means, with respect to any Leased Property, the percentage set forth in the related Lease Supplement calculated as follows and expressed as a percentage: (a) the Future Value of: ((i) 89.9% of (x) the estimated Project Cost (estimated as of the Closing Date for such Leased Property based upon the Construction Budget as of such date) or (y) the actual Project Cost in the case of Leased Properties not subject to the Construction Agency Agreement, less (ii) the Present Value, as of such date, of any "minimum lease payments" with respect to such Leased Property as such term is used in
Section 7(d) of Financial Accounting Standard No. 13 (excluding for purposes of this calculation the Recourse Deficiency Amount)), divided by (b) such estimated or actual Project Cost, as the case may be.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

         "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Release Date" means, with respect to any Leased Property, the earlier of (i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Agent gives written notice to the Lessor that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

         "Remarketing Option" is defined in Section 14.6 of the Lease.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Rent Period" means, (x) in the case of Base Rate Advances, the period from, and including, a Quarterly Payment Date to, but excluding, the next succeeding Quarterly Payment Date and (y) in the case of LIBOR Advances:

         (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Advance and ending one, two or three months thereafter, as selected by ChoicePoint in its Funding Notice or Payment Date Notice, as the case may be, given with respect thereto; and

         (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such LIBOR Advance and ending one, two or three months thereafter, as selected by ChoicePoint by irrevocable notice to the Agent in its related Payment Date Notice;

provided that:

                  (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

                  (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

                  (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph (d) below, expire on the last Business Day of such calendar month;

                  (d) No Rent Period shall extend beyond the Lease Termination Date; and

                  (e) At any one time, there shall be no more than five (5) Rent Periods.

         "Report" is defined in Section 7.6 of the Master Agreement.

         "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 66-2/3% of the aggregate outstanding principal amount of all Funded Amounts.

         "Required Lenders" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Loans equal to at least 66-2/3% of the aggregate outstanding principal amount of all Loans.

         "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, any Administrative Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

         "Reuters Screen" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Corporation.

         "Scheduled Construction Termination Date" means with respect to any Building eighteen (18) months after the Closing Date for the related Land, subject to the occurrence of a Construction Force Majeure Event, but in no event later than the Lease Termination Date.

         "SEC" means the United States Securities and Exchange Commission, or any successor Governmental Authority.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement and Assignment" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

         "Seller" means as to any Leased Property, the seller thereof to the Lessor on the related Closing Date.

         "Solvent" means, as to any Person at any time, that (i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Operative Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

         "Spin-Off" means the spinoff of stock of ChoicePoint by Equifax to shareholders of Equifax.

         "Spin-Off Date" means the date on which the Spin Off is consummated.

         "Subsidiary" means, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries; provided that the Receivables Subsidiaries shall not be deemed to be Subsidiaries under the Operative Documents.

         "SunTrust Bank" is defined in the preamble to the Master Agreement.

         "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which a Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including all fees payable to the Agent or any Funding Party, amounts payable under Article XIV of the Lease and amounts payable under Article VII of the Master Agreement, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

         "Tax" or "Taxes" is defined in Section 7.4 of the Master Agreement.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Tax Indemnitee" means the Lessor, the Agent, each Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, provided, however, that in no event shall any Lessee or the Guarantor be a Tax Indemnitee.

         "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Title Insurance Company" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Agent.

         "Title Policy" is defined in Section 3.1 of the Master Agreement.

         "Total Assets" means the total assets of the Consolidated Companies, determined in accordance with GAAP.

         "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

         "Unfunded Benefit Liabilities" means with respect to any Plan or Multiemployer Plan at any time, the amount of unfunded benefit liabilities of such Plan or Multiemployer Plan at such time as determined under ERISA Section 4001(a)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Plan or Multiemployer Plan assets.

         "Unrestricted Environmental Indemnification Amounts" means, with respect to any Leased Property, any Unrestricted Indemnification Amounts of the type described in subpart (i)(D) of the definition of Unrestricted Indemnification Amounts.

         "Unrestricted Indemnification Amounts" means, with respect to any Leased Property (i) any amounts payable by the Construction Agent with respect to such Leased Property pursuant to (A) Section 3.3(ii) of the Construction Agency Agreement, (B) Section 3.3(iii) of the Construction Agency Agreement, (C) that portion of Section 3.3(i) of the Construction Agency Agreement within the parenthetical phrase within such Section 3.3(i) relating to Claims for personal injury or damage to property, or (D) any provision of any Operative Document requiring indemnification for Claims arising from environmental conditions with respect to such Leased Property and (ii) any other amounts that EITF 97-10 allows a Lessee to pay that are capitalizable under GAAP and are not required to be included in the calculation of a Lessee's maximum guaranty amount under EITF 97-10.

         "Voting Stock" shall mean the securities of any class or classes of ChoicePoint the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors of ChoicePoint (or persons performing similar functions).

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by ChoicePoint.

         "Yield" is defined in Section 2.3 of the Master Agreement.

         F. Documentary Conventions. The following provisions shall be applicable to each Operative Document.

         SECTION 1. Notices. All notices, requests, demands or other communications to or upon the respective parties to each agreement to which the Documentary Conventions apply shall be addressed to such parties at the addresses therefor as set forth in Schedule I hereto, or such other address as any such party shall specify to the other parties hereto, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service; (ii) the Business Day received, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day


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if otherwise sent by facsimile and confirmed electronically or otherwise); or
(iv) three Business Days after being sent, if sent by registered or certified mail, postage prepaid.

         SECTION 2. Counterparts. Each agreement to which the Documentary Conventions apply may be executed by the parties thereto in separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to the Lessees or any Funding Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessees, with the written agreement or consent of ChoicePoint, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Funding Parties, with the written agreement or consent of the Required Funding Parties; provided, however, that

                  (x)      notwithstanding the foregoing provisions of this
         Section 3, the consent of each Funding Party affected thereby shall be required for any amendment, modification or waiver:

                           (i)      amending, modifying, waiving or
                                    supplementing any of the provisions of
                  Section 6 of the Master Agreement or the representations of such Funding Party in Section 4.2 or 4.3 of the Master Agreement or this Section 3 or changing the definition of "Required Funding Parties" or "Required Lenders";

                           (ii) increasing the Commitment of such Funding Party or reducing any amount payable to such
                  Funding Party under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, the Leased Property Balance, the Lease Balance, any Funding Party Balance, Recourse Deficiency Amount, interest or Yield; or

                           (iii) consenting to any assignment of the Lease or the extension of the Lease Term, releasing any of the collateral assigned to the Agent pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the Agent may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "Release Date"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing the Guarantor from its obligations under the Guaranty Agreement or the other Operative Documents or changing the absolute and unconditional character of any such obligation;

                  (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, the Agent and the Required Lenders, be made to the Lease or the Construction Agency Agreement; and

                  (z) subject to the foregoing clauses (x) and (y), so long as no Event of Default has occurred and is continuing, the Lessor, the Agent and the Lenders may not amend, supplement, waive or modify any terms of the Loan Agreement, the Mortgages and the Assignments of Lease and Rents without the consent of ChoicePoint (such consent not to be unreasonably withheld or delayed); provided that in no event may the Loan Agreement be amended so as to increase the amount of Basic Rent payable by any Lessee without the consent of ChoicePoint.

         SECTION 4. Headings, etc. The Table of Contents and headings of the various Articles and Sections of each agreement to which the Documentary Conventions apply are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 5. Parties in Interest. Except as expressly provided therein, none of the provisions of any agreement to which the Documentary Conventions apply is intended for the benefit of any Person except the parties thereto and their respective successors and permitted assigns.

         SECTION 6. GOVERNING LAW. EACH AGREEMENT TO WHICH THE DOCUMENTARY CONVENTIONS APPLY HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 7. Severability. Any provision of each agreement to which the Documentary Conventions apply that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8. Submission to Jurisdiction; Waivers. Each party to an agreement to which the Documentary Conventions apply hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to the Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Georgia sitting in Fulton County, Georgia, the courts of the United States of America for the Northern District of Georgia, and appellate courts from any thereof; provided that this provision shall not limit a party's right to remove such legal action or proceeding from a Georgia state court to a Federal court sitting in the Northern District of Georgia.

                  (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Schedule I hereto or at such other address of which the other parties hereto shall have been notified pursuant to Section 1; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

         EACH PARTY TO EACH AGREEMENT TO WHICH THE DOCUMENTARY CONVENTIONS APPLY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO SUCH AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 9. NO ORAL AGREEMENTS. THE OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER THEREOF. THE OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR ANY COURSE OF PRIOR DEALINGS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 10. Construction. No agreement to which the Documentary Conventions apply shall be construed more strictly against any one party, it being recognized that all parties have contributed substantially and materially to the preparation and negotiations of the Operative Documents.


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

                                   SCHEDULE I

                              ADDRESSES FOR NOTICES

ChoicePoint or any Lessee:          ChoicePoint Inc.
                                    1000 Alderman Drive
                                    Alpharetta, Georgia 30005
                                    Attn: Mr. David E. Trine, Treasurer
                                    Fax No.: 770/752-6225

 Lessor:                            Atlantic Financial Group, Ltd.
                                    2808 Fairmount, Suite 250
                                    Dallas, Texas 75201
                                    Attn: Stephen Brookshire
                                    Fax No.: 214/871-9237

Lender:                             Sun Trust Bank
                                    303 Peachtree Street
                                    MC 1921, 2nd Floor
                                    Atlanta, Georgia 30308
                                    Attn: Dan Komitor
                                    Fax No.: 404/532-0396

                                    with a copy to:

                                    SunTrust Capital Markets, Inc.
                                    303 Peachtree Street, Suite 2400
                                    MC 3951
                                    Atlanta, Georgia 30308
                                    Attn: Peter Kantor
                                    Fax No.: 404/230-1344

                                    Fleet National Bank
                                    100 Federal Street
                                    Boston, Massachusetts 02110
                                    Attn: John Desmond
                                    Fax No.: 617/434-0819

                                    BNP Paribas
                                    1200 Smith Street, Suite 3100
                                    Houston, Texas 77002
                                    Attn: Mike Shryock
                                    Fax No.: 713/659-5228


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